UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee previously paid with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 28, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Shake Shack Inc., which will be held virtually on June 15, 2022, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2022, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting. We have continued to monitor the public health impact of the coronavirus (COVID-19) pandemic, and believe that offering a virtual only meeting format will help to support the health and well-being of our partners, employees and stockholders.
Instructions regarding how to attend the meeting online and details concerning the matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you join the meeting. Returning the proxy does not deprive you of your right to attend the meeting online and to vote your shares during the Annual Meeting.
We look forward to your attendance at the meeting.
Sincerely
/s/ Randy Garutti
Randy Garutti
Chief Executive Officer

SHAKE SHACK INC.
225 VARICK STREET, SUITE 301
NEW YORK, NEW YORK 10014
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Shake Shack Inc. will be held virtually on June 15, 2022, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2022, where you will be able to listen to the meeting live, submit questions, and vote online for the following purposes:
1.
To elect the three directors named in the Proxy Statement as Class I directors of Shake Shack Inc., each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2022.

3.
To conduct an advisory vote on the compensation of our Named Executive Officers.

4.
To transact such other business as may properly come before the meeting or any adjournment or postponement hereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Beginning on or about April 28, 2022, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet, how to vote your shares and how to attend the Annual Meeting virtually. If you did not receive such Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on April 19, 2022 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.
By Order of the Board of Directors
/s/ Ron Palmese
Ron Palmese
Senior Vice President, General Counsel
and Corporate Secretary
New York, New York
April 28, 2022
Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return a proxy card so that your shares may be represented at the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 15, 2022: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM AND INVESTOR.SHAKESHACK.COM.

SHAKE SHACK INC.
Proxy Statement
For the Annual Meeting of
Stockholders To Be Held on June 15, 2022
i

SHAKE SHACK INC.
225 VARICK STREET, SUITE 301
NEW YORK, NEW YORK 10014
PROXY STATEMENT
The Meeting
The Board of Directors (the “Board of Directors” or the “Board”) of Shake Shack Inc., a Delaware corporation (“Shake Shack” or the “Company”), is soliciting proxies for use at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 15, 2022, at 9:00 a.m. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SHAK2022, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials was first furnished to stockholders on or about April 28, 2022. Electronic copies of this Proxy Statement and the Annual Report for the year ended December 29, 2021 are available at www.proxyvote.com and investor.shakeshack.com.
Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on April 19, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 39,218,290 shares of Class A common stock outstanding and entitled to vote and 2,911,587 shares of Class B common stock outstanding and entitled to vote. Holders of the Company’s Class A common stock and Class B common stock are entitled to one vote for each share held as of the Record Date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present or represented by proxy, will constitute a quorum for the transaction of business. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy card. Abstentions and “broker non-votes” (as defined below) will be counted in determining whether there is a quorum.
For Proposal No. 1 - Election of Directors, directors will be elected by a plurality of the votes of the shares of common stock cast at the Annual Meeting, which means that the three nominees receiving the highest number of  “for” votes will be elected. Withheld votes and broker non-votes will have no effect on Proposal No. 1.
Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm, requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. There will be no broker non-votes with respect to Proposal No. 2 because a broker may exercise its discretion to vote for or against the proposal in the absence of instruction from its clients.
Proposal No. 3 - Approval (on an advisory basis) of the Compensation of the Named Executive Officers. In order to be approved on an advisory basis, this proposal must receive the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present at the Annual Meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting, by telephone or electronically through the Internet by following the instructions included on your Notice of Internet Availability of Proxy Materials or proxy card, or by completing, dating, signing and promptly returning your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal, and, in the case of the election of the Class I directors, as a vote “for” the election of each of the nominees presented by the Board.
In order to vote via the virtual meeting website, any registered holder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHAK2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Eastern time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You may also vote by completing, dating, signing and promptly returning the voting instruction form sent by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.” For the Annual Meeting, Proposals No. 1 and 3 are not considered “routine” proposals, and Proposal No. 2 is considered a “routine” proposal.
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.
Information about the Virtual Meeting
The virtual Annual Meeting is accessible on any Internet-connected device and stockholders will be able to submit questions and comments and to vote online during the meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting. We have also been monitoring the public health impact of the coronavirus (COVID-19) pandemic, and we believe that offering a virtual only meeting format will help to support the health and well-being of our partners, employees and stockholders. In the event of a technical malfunction or other problem that disrupts the Annual Meeting, the Company may adjourn, recess, or expedite the Annual Meeting, or take such other action that the Company deems appropriate considering the circumstances. If you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
You may virtually attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SHAK2022, where stockholders may vote and submit questions and comments during the meeting. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
Only holders of our common stock at the close of business on the Record Date will be permitted to ask questions during the Annual Meeting. If you wish to submit a question, on the day of the Annual

Meeting, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/SHAK2022, and type your question for consideration into the field provided in the web portal. To allow us to answer questions from as many stockholders as possible, we may limit each stockholder to two (2) questions. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. More information on submitting questions at the Annual Meeting will be posted on the website at www.virtualshareholdermeeting.com/SHAK2022 in advance of the meeting.
In accordance with Delaware law, for the 10 days prior to our Annual Meeting, a list of registered holders entitled to vote at our Annual Meeting will be available for inspection in our offices at 225 Varick Street, Suite 301, New York, New York 10014. Stockholders will also be able to access the list of registered holders electronically during the Annual Meeting through the virtual meeting website at www.virtualshareholdermeeting.com/SHAK2022.
Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.
Revocability of Proxies
Any person submitting a proxy has the power to revoke such proxy prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (Eastern time) on June 14, 2022, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting online. If you are a beneficial owner and wish to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by contacting Broadridge Financial Solutions at (866)  540-7095, 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department, or by notifying us by telephone at (844) 742-2504, by email at investor@shakeshack.com, or by mail at Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014, and Broadridge and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. If you are currently receiving multiple copies of the proxy materials and wish to receive only one copy at the same address, then please notify Broadridge or us by telephone or in writing at the same telephone numbers and addresses above. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.
Electronic Delivery of Proxy Materials to Stockholders
Beginning on or about April 28, 2022, we mailed or emailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the

Internet and how to vote. If you received such Notice and would prefer to receive paper copies of the proxy materials, or if you received paper copies of the proxy materials and would prefer to receive a notice for future annual meetings, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.
Our Structure and Certain Defined Terms
Shake Shack was formed for the purpose of facilitating an initial public offering and other related transactions in order to carry on the business of SSE Holdings, LLC and its subsidiaries (“SSE Holdings”). Shake Shack is a holding company with no direct operations and our principal asset is our equity interest in SSE Holdings. We have a majority economic interest in, the sole voting interest in, and control the management of, SSE Holdings.
As used in this Proxy Statement, unless the context otherwise requires:
“IPO” refers to the Company’s initial public offering, which closed on February 4, 2015.
“LLC Interests” refers to the single class of common membership interests of SSE Holdings.
“Voting Group” refers collectively to (i) Daniel Meyer, (ii) the Daniel H. Meyer Investment Trust dated 5/15/92, of which Mr. Meyer is the sole beneficiary (the “Investment Trust”), (iii) the DHM 2012 Gift Trust, formerly known as the Daniel H. Meyer 2012 Gift Trust (the “Gift Trust”), of which Mr. Meyer’s spouse is a trustee and beneficiary, which, together with Mr. Meyer and the Investment Trust, we refer to collectively as the “Meyer Group”, and (iv) certain other owners of SSE Holdings at the time of the IPO who are parties to the Stockholders Agreement, as amended, as described in “Certain Relationships and Related Party Transactions—The IPO and Other Organizational Transactions—Stockholders Agreement” in this Proxy Statement. Until June 20, 2016, the Voting Group held Class A common stock and Class B common stock representing in the aggregate a majority of the combined voting power of our common stock.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS
The Company’s Board of Directors is presently comprised of ten members who are divided into three classes designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors consist of: Anna Fieler, Jeff Flug and Daniel Meyer; Class II directors consist of Randy Garutti, Joshua Silverman, Jonathan D. Sokoloff and Tristan Walker; and Class III directors consist of Sumaiya Balbale, Jenna Lyons and Robert Vivian.
Class I directors standing for re-election at the Annual Meeting are Anna Fieler, Jeff Flug, and Daniel Meyer. Class II directors will stand for re-election at the 2023 annual meeting of stockholders and Class III directors will stand for re-election at the 2024 annual meeting of stockholders.
Each of the nominees for election to Class I is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve for three years and until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable to serve or for good cause will not serve (a contingency which the Board does not expect to occur), the proxies will be voted for a substitute nominee chosen by the present Board. In such situation and in any other situation in which a nominee will not serve, the present Board may also (i) reduce the size of the Board or (ii) maintain the size of the Board and the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy or vote for just the remaining nominee or nominees, leaving a vacancy or vacancies that may be filled at a later date by the Board.
The names of the nominees for election as Class I directors at the Annual Meeting and of the incumbent Class II and Class III directors, and certain information about them, including their ages as of the Record Date, are included below.
Director Nominees	Class	Age	Position	Year Elected to Current Term	Current Term Expiration	Expiration of Term for which Nominated
Daniel Meyer	I	64	Chairman of the Board of Directors	2019	2022	2025
Anna Fieler(1)	I	50	Director	2019	2022	2025
Jeff Flug(2)	I	59	Director	2019	2022	2025
Continuing Directors
Randy Garutti	II	47	Chief Executive Officer and Director	2020	2023	-
Joshua Silverman(3)	II	53	Director	2020	2023	-
Jonathan D. Sokoloff(1)	II	64	Director	2020	2023	-
Tristan Walker(4)	II	37	Director	2020	2023	-
Sumaiya Balbale(5)	III	41	Director	2021	2024	-
Jenna Lyons(6)	III	53	Director	2021	2024	-
Robert Vivian(7)	III	63	Director	2021	2024	-

(1)
Member of the Compensation Committee.

(2)
Chairperson of the Nominating and Corporate Governance Committee and a member of the Audit Committee.

(3)
Member of the Nominating and Corporate Governance Committee and the Audit Committee.

(4)
Member of the Nominating and Corporate Governance Committee.

(5)
Chairperson of the Compensation Committee and a member of the Audit Committee.

(6)
Member of the Nominating and Corporate Governance Committee and the Compensation Committee.

(7)
Chairperson of the Audit Committee and a member of the Compensation Committee.

Nominees for Election as Class I Directors
Daniel Meyer has served as the Chairman of the Board of Directors of Shake Shack since January 2010. Mr. Meyer is the founder and Chief Executive Officer of Union Square Hospitality Group (“USHG”), which owns and operates the following restaurants: Blue Smoke, Cafe Marchio, Daily Provisions, Gramercy Tavern, The Restaurant at Intersect by Lexus, NYC, Maialino, Manhatta, Marta, The Modern, the Cafes at MOMA, Porchlight, Studio Cafe, Tacocina, Union Square Cafe, Untitled, and Vini E Fritti; and an event services business, Union Square Events. The restaurants have earned 28 James Beard Awards among them. Mr. Meyer co-authored the best-selling Union Square Cafe Cookbook and authored the New York Times bestseller Setting the Table: The Transforming Power of Hospitality in Business. Mr. Meyer is currently the Chairman of the board of directors of USHG Acquisition Corp. and a member of the board of directors of Olo, as well as the Madison Square Park Conservancy. Mr. Meyer previously served as a member of the board of directors of The Container Store from 2013 to 2017, Sotheby’s from 2011 to 2015 and OpenTable from 2000 through 2014, as well as the following not-for-profit organizations: City Harvest, New Yorkers for Parks, Union Square Partnership and NYC & Co. Mr. Meyer brings to his service on our Board of Directors a deep understanding of our business derived from his leadership role in our founding and our subsequent growth, and his long career in hospitality, and a particular knowledge and experience in strategic planning and leadership of complex organizations, hospitality businesses and board practices of other major corporations.
Anna Fieler has served as a member of the Board of Directors of Shake Shack since December 2017. Ms. Fieler has served as a member of the board of directors of QuinStreet (NASDAQ: QNST) since July 2020, where she serves as a member of the audit committee. Ms. Fieler has also served on the board of J.Crew Group since January 2021. Ms. Fieler’s additional governance expertise includes having earned the CERT Certificate in Cybersecurity Oversight for public company board directors. Ms. Fieler is currently Founder & Partner of Madison Park Ventures, an investment and advisory firm focusing on seed to Series B technology companies that advance well-being, connection and productivity. Ms. Fieler served as Chief Marketing Officer of PopSugar Inc., a leading digital lifestyle media company, from 2014 to 2018. Prior to PopSugar, Ms. Fieler served as the Chief Marketing Officer of Stella & Dot LLC, an online social selling company, from 2011 to 2012. Prior to Stella & Dot, Ms. Fieler served as Vice President of Marketing for Tiny Prints, Inc., a digital commerce platform for invitations and greeting cards that was acquired by Shutterfly, Inc. in March 2011, from 2009 to 2011. Ms. Fieler also served in various leadership roles at eBay Inc. from 2001 to 2007. Ms. Fieler began her career in traditional advertising at Ogilvy & Mather. Ms. Fieler received an MBA from Harvard Business School in 2000 and graduated magna cum laude from Brown University in 1995. She has been appointed by the President of Brown University to serve on its Women’s Leadership Council, and she also serves on the San Francisco Opera Board of Directors Marketing Committee. Ms. Fieler’s public board experience, executive experience and in-depth knowledge regarding digital marketing and digital customer experience are valuable to the Board’s oversight of our business and operations, strategy, and risk management.
Jeff Flug has served on the Board of Directors of Shake Shack since January 2010. Mr. Flug has over 25 years of leadership and management experience primarily in the financial industry, as well as in the non-profit sector. After graduating from the University of Massachusetts/Amherst in 1984, with a B.B.A. in Accounting, summa cum laude, Mr. Flug began his career as an accountant at PricewaterhouseCoopers where he attained his C.P.A. in 1986. Mr. Flug attended Columbia Business School, where he received his M.B.A. in Finance in 1988. In 1988, Mr. Flug joined Goldman, Sachs & Co., and ultimately served as a Managing Director and Head of Fixed Income Financial Futures and Options Sales. In 2000, Mr. Flug became the Head of North America Fixed Income Institutional Sales for JPMorgan Chase & Co. In 2006, Mr. Flug served as CEO and Executive Director for Millennium Promise, a not-for-profit organization whose mission is to end extreme poverty and malaria in Africa. Mr. Flug served as USHG’s Chief Financial Officer and Chief Operating Officer from December 2009 until January 2011, and as USHG’s President from January 2011 until his retirement from the company in June 2015. Mr. Flug currently serves as the Chairman of the Board of Tender Green, and a board member of Pennant Park Investment Corporation, Pennant Park Floating Rate Capital Limited, and Momentous. Mr. Flug previously served as a member of the board of directors of USHG from 2009 until his retirement from the company in June 2015 and Sears Hometown & Outlet Stores and the Mountain School of Milton Academy, both from 2012 until 2015. Mr. Flug brings to his service on our Board of Directors a broad base of financial experience and particular knowledge and experience in strategic planning and leadership of complex organizations.
Continuing Directors
Randy Garutti has served as Shake Shack’s Chief Executive Officer and on the Board of Directors since April 2012. Prior to becoming Chief Executive Officer, Mr. Garutti served as Chief Operating Officer of SSE Holdings since January 2010. Prior to leading Shake Shack, Mr. Garutti was the Director of Operations for USHG, overseeing the operations for all its restaurants. In addition, Mr. Garutti served as General Manager of Union Square Cafe and Tabla, both of which won numerous accolades in the hospitality industry. Mr. Garutti graduated from Cornell University’s School of Hotel Administration in 1997. Mr. Garutti currently serves on the boards of directors of Block, Inc. and USHG Acquisition Corp. Mr. Garutti also is a member of the board of directors of the Columbus Avenue Business Improvement District, a not-for-profit organization. Mr. Garutti brings to his service on our Board of Directors his experience in the leadership, development and growth of our business, and his particular knowledge and broad experience in the hospitality business.
Joshua Silverman has served on the Board of Directors of Shake Shack since November 2016. Mr. Silverman currently serves as CEO of Etsy, Inc., a position he has held since May 2017. Mr. Silverman served as Executive in Residence for Greylock Partners, a venture capital firm, from October 2015 to April 2017. He previously held this position from October 2010 through June 2011. From June 2011 to December 2015, Mr. Silverman served as President of Consumer Products and Services at American Express. Prior to joining American Express, Mr. Silverman served as CEO of Skype from February 2008 until September 2010. From July 2006 until March 2008, Mr. Silverman served as CEO of Shopping.com, an eBay company, and, from December 2003 until June 2006, Mr. Silverman served as Managing Director of Markplaats.nl & eBay NL, a Dutch subsidiary of eBay. Mr. Silverman is the co-founder of Evite, Inc., and served as its CEO from December 1998 until its sale in May 2001. Mr. Silverman received his B.A. in Public Policy from Brown University in 1991 and his M.B.A. from Stanford University Graduate School of Business in 1997. Mr. Silverman currently serves on the board of directors of Etsy Inc., as well as the following not-for-profit organizations: Code Nation, which equips students in under-resourced schools with both fundamental coding skills and professional experiences, and Clubbed Thumb Theater. He also served on the Consumer Advisory Board of the Consumer Financial Protection Bureau from 2012 to 2015. Mr. Silverman was selected to our Board of Directors because he possesses particular knowledge and experience in strategic planning and leadership of complex organizations.
Jonathan D. Sokoloff has served on the Board of Directors of Shake Shack since December 2012. Mr. Sokoloff is currently a Managing Partner with LGP, which he joined in 1990. Before joining LGP, he was a Managing Director in Investment Banking at Drexel Burnham Lambert since 1985. Mr. Sokoloff serves as a member of the board of directors of the following companies or their parent holding companies: Advantage Solutions, Jetro Cash & Carry, The Container Store, USHG, Jo-Ann Stores and Mariner Wealth Advisors. He is a trustee of his alma mater, Williams College, as well as a trustee of the Los Angeles County Museum of Art and a director of the Melanoma Research Alliance. Mr. Sokoloff brings to his service on our Board of Directors particular knowledge and experience in finance, and his broad-based experience in the leadership of retail businesses and the board practices of other major corporations.
Tristan Walker has served on the Board of Directors of Shake Shack since June 2020. Mr. Walker is the Founder and Chief Executive Officer of Walker & Company Brands, which Mr. Walker founded in 2013 and which merged with Procter & Gamble in December 2018. Prior to founding Walker & Company Brands, Mr. Walker was an Entrepreneur-in-Residence at Andreessen Horowitz from 2012 to

2013. From 2009 to 2012, Mr. Walker served as the Director of Business Development for Foursquare, where he oversaw strategic partnerships and monetization. In this role, Mr. Walker managed integrations with large brands and media companies including American Express, The New York Times, CNN, MTV, Starwood Hotels & Resorts, and Starbucks. In 2019, Mr. Walker was named one of Fortune Magazine’s 50 “World’s Greatest Leaders.” Mr. Walker has also been named a USA Today Person of the Year, TIME 100 Next, Ebony Magazine’s 100 Most Powerful People, Vanity Fair’s “Next Establishment,” Fortune Magazine’s “40 Under 40,” AdAge “Creative 50,” and Black Enterprise’s “40 Next.” Mr. Walker is a member of the board of directors of Footlocker, Inc. and the Founder of CODE2040, a program that matches high performing Black and Latino undergraduate and graduate coders and software engineering students with Silicon Valley start-ups for summer internships. Mr. Walker holds a bachelor’s degree in economics from Stony Brook University, where he graduated as valedictorian in 2005, and obtained an MBA from the Stanford University Graduate School of Business in 2010. Mr. Walker was selected to our Board of Directors because of his broad-based experience and deep knowledge in strategic planning for complex organizations.
Sumaiya Balbale has served on the Board of Directors of Shake Shack since March 2019. Ms. Balbale currently serves as the Chief Marketing Officer for Sequoia Capital, which she joined in June 2020. Ms. Balbale previously served as the Vice President of E-commerce, Mobile and Digital Marketing for Walmart US, from February 2017 until her resignation from the company in February 2019. At Walmart she led e-commerce marketing and transformed the digital media, social media, marketing analytics and marketing technology capabilities of the company. Ms. Balbale joined Walmart after the retailer purchased Jet.com in 2016. At Jet.com she served as the Vice President of Marketing from September 2014 through October 2017, where she led all consumer marketing including brand, acquisition and retention efforts. During the first year of the acquisition, Ms. Balbale continued to operate in a dual capacity for both Jet.com and Walmart. From 2010 through 2014, Ms. Balbale worked for Quidsi, a collection of specialty e-commerce verticals that was acquired by Amazon during her tenure. Ms. Balbale graduated with a B.A. degree in History from Brown University in 2002, and received her M.B.A. from Harvard Business School in 2009. In 2018, Ms. Balbale was named to Fortune’s 40 under 40 list. Ms. Balbale was selected to our Board of Directors because she possesses particular knowledge and experience in e-commerce, mobile and digital marketing.
Jenna Lyons has served on the Board of Directors of Shake Shack since December 2014. Ms. Lyons served as the President, Executive Creative Director of J.Crew Group, Inc. from July 2010 until her resignation from the company in April 2017, and before that served as Executive Creative Director since April 2010. Prior to that, she was Creative Director since 2007 and, before that, was Senior Vice President of Women’s Design since 2005. Ms. Lyons joined J.Crew Group, Inc. in 1990 as an Assistant Designer and has held a variety of positions within J.Crew Group, Inc., including Designer from 1994 to 1995, Design Director from 1996 to 1998, Senior Design Director in 1999, and Vice President of Women’s Design from 1999 to 2005. Ms. Lyons is currently a member of the board of directors of the Council of Fashion Designers of America, a not-for-profit organization. Ms. Lyons brings to her service on our Board of Directors deep knowledge and experience in leadership of complex organizations and retail businesses.
Robert Vivian has served on the Board of Directors of Shake Shack since June 2010. Mr. Vivian served as the Co-Chief Executive Officer of P.F. Chang’s China Bistro from January 2009 until his retirement from the company in December 2011. Prior to that time, he served as P.F. Chang’s President from December 2000 through January 2009 and as its Chief Financial Officer from 1996 through December 2000. Mr. Vivian is currently a member of the board of directors of Bonci USA. Mr. Vivian previously served as a director of Cheddar’s from December 2011 until April 2017 and P.F. Chang’s China Bistro from January 2009 through April 2011. Before joining P.F. Chang’s, Mr. Vivian served in a variety of positions with Brinker International, Inc. Mr. Vivian brings to his service on our Board of Directors a breadth of financial and operational leadership experience in the hospitality business and board practices of other major corporation.
The Board of Directors recommends a vote FOR the election of each of the nominated directors.

CORPORATE GOVERNANCE
Composition of our Board of Directors
In accordance with our amended and restated certificate of incorporation and the second amended and restated bylaws, our Board of Directors consists of ten members and is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Daniel Meyer serves as the Chairman of our Board of Directors. We believe the following directors are independent as determined by the rules of the New York Stock Exchange: Sumaiya Balbale, Anna Fieler, Jeff Flug, Jenna Lyons, Joshua Silverman, Jonathan D. Sokoloff, Robert Vivian and Tristan Walker. Anna Fieler, Jeff Flug and Daniel Meyer are the Class I directors and their terms will expire in 2022. Randy Garutti, Joshua Silverman, Jonathan D. Sokoloff and Tristan Walker are the Class II directors and their terms will expire in 2023. Sumaiya Balbale, Jenna Lyons and Robert Vivian are the Class III directors and their terms will expire in 2024. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Pursuant to the Stockholders Agreement, described under “Certain Relationships and Related Party Transactions—The IPO and Other Organizational Transactions—Stockholders Agreement,” the Meyer Group is entitled to designate individuals to be included in the slate of nominees recommended by our Board of Directors, for election to our Board of Directors at each annual or special meeting at which directors are to be elected, as follows: so long as the Meyer Group owns in the aggregate (i) at least 50% of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being five directors on the Board of Directors who are deemed to have been designated by the Meyer Group, (ii) less than 50%, but at least 25%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being four directors on the Board of Directors who are deemed to have been designated by the Meyer Group, (iii) less than 25%, but at least 10%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being two directors on the Board of Directors who are deemed to have been designated by the Meyer Group, and (iv) less than 10%, but at least 5%, of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO, it will be entitled to nominate a number of individuals that, if elected, will result in there being one director on the Board of Directors who is deemed to have been designated by the Meyer Group. As of the Record Date, the Meyer Group owns at least 50% of the total outstanding shares of our Class A common stock and Class B common stock that it owned immediately following the IPO.
For purposes of the Stockholders Agreement, the Meyer Group designated Mr. Meyer, Mr. Garutti, Mr. Flug, Ms. Lyons and Mr. Vivian as its nominees. The Meyer Group may only designate an individual or individuals to the extent its designee(s) is up for election at an annual meeting. Pursuant to the Stockholders Agreement, the members of the Voting Group, which as of the Record Date collectively hold 9.8% of the combined voting power of the Company, have agreed to vote their shares for Messrs. Meyer and Flug as nominated by the Meyer Group.
Leadership Structure of the Board of Directors
The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe this arrangement, at this time, allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our bylaws and corporate governance guidelines, which do not require that our Chairman and Chief Executive Officer positions be separate, allow our Board to determine the board leadership structure that is appropriate for us at any given point in time, taking into account the dynamic demands of our business, our senior executive personnel, and other factors.
Lead Director
The Board of Directors created the position of lead director (“Lead Director”) to serve as the lead non-management director of the Board in 2021, after having reviewed the duties and authority of the previously named Presiding Director function. The Lead Director will serve in such capacity on an annual basis consistent with the Board’s service year. The Lead Director does not receive any additional compensation for such position, although consideration for such compensation may be discussed in the future. Mr. Vivian has been appointed Lead Director.
The Lead Director has the power and authority to do the following: (1) to preside at all meetings of non-management directors when they meet in executive session without management participation; (2) to set agendas, priorities and procedures for meetings of non-management directors meeting in executive session without management participation; (3) to report to the Board and senior management concerning those matters discussed in executive session without management participation that require further attention or for which decisions have been made; (4) to generally assist the Chairman of the Board and to serve as liaison between the Chairman and non-management directors; (5) to add agenda items to the established agenda for meetings of the Board; (6) to request access to the Company’s management, employees and its independent advisers for purposes of discharging his or her duties and responsibilities as a director; and (7) to retain independent outside financial, legal or other advisors at any time, at the expense of the Company, on behalf of the Board or any committee or subcommittee of the Board.
Communications by Stockholders and Other Interested Parties with the Board of Directors
Stockholders and other interested parties may contact an individual director, the Lead Director, the Board as a group, or a specified Board committee or group, including the non-management directors as a group, by sending regular mail to Board of Directors, Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014, Attention: Corporate Secretary, or by email at investor.shakeshack.com.
Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We initially will receive and process communications before forwarding them to the addressee. We also may refer communications to other departments at the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. Each of these Committees reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these Committees are described below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Pursuant to the terms of the Stockholders Agreement, the Meyer Group currently has the right to designate fifty percent (50%) of the members of each committee of the Board of Directors because it has the right to designate at least four individuals for nomination to the Board of Directors. If the Meyer Group has the right to designate between one and three individuals for nomination to the Board of Directors, the Meyer Group will have the ability to designate at least one-third, but in no event fewer than one, of the members of each committee of the Board of Directors.

Audit Committee
The Audit Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Audit Committee’s responsibilities and how they will be carried out. The Audit Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” In accordance with its charter, the Audit Committee, among other responsibilities, (i) engages and oversees our independent registered public accounting firm; (ii) reviews and discusses with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC and the other financial information presented to our stockholders; (iii) reviews with our independent registered public accounting firm the scope and results of their audit; (iv) approves all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (v) reviews and monitors our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (vi) reviews our responsibilities with respect to risk assessment and risk management; (vii) establishes procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (viii) reviews risk assessments from management with respect to our information technology systems and procedures, including cybersecurity, and oversees our cybersecurity risk management processes; and (ix) reviews risk assessments from management with respect to our food safety and quality assurance practices, and must oversee our food safety and quality assurance risk management processes.
Our Audit Committee consists of Robert Vivian, Sumaiya Balbale, Jeff Flug and Joshua Silverman, with Mr. Vivian serving as chair. As required by Rule 10A-3 of the Exchange Act and the New York Stock Exchange rules, each of Mr. Vivian, Ms. Balbale, Mr. Flug and Mr. Silverman meets the definition of  “independent director” for purposes of serving on an audit committee. In addition, the Board of Directors has determined that each of Messrs. Vivian and Silverman qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The charter contains a detailed description of the scope of the Nominating and Corporate Governance Committee’s responsibilities and how they will be carried out. The Nominating and Corporate Governance Committee’s charter is available on our website at investor.shakeshack.com, under “Governance Documents.” The primary responsibilities of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors and in accordance with the terms of the Stockholders Agreement; (ii) develop and recommend to our Board of Directors a set of corporate governance guidelines and principles; (iii) oversee the evaluation of the Board of Directors; (iv) review the overall adequacy and provide oversight with respect to the Company’s environmental, social and related governance strategy, initiatives and policies; and (v) review and provide oversight of the Company’s commitment to corporate social responsibility and diversity, equity and inclusion matters and the Company’s strategies, initiatives and policies for the same.
Our Nominating and Corporate Governance Committee consists of Jeff Flug, Jenna Lyons, Joshua Silverman and Tristan Walker, with Mr. Flug serving as chair. As required by the New York Stock Exchange rules, each of Messrs. Flug, Silverman and Walker and Ms. Lyons meets the definition of  “independent director” for purposes of serving on a nominating and corporate governance committee.
Compensation Committee
The primary responsibilities of the Compensation Committee are to (i) review and approve the Company’s executive compensation strategy and in connection with such review, identify and approve the Company’s peer group companies and to establish appropriate targets, as well as the level and mix of compensation elements for executive compensation; (ii) review and approve the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine the compensation of the Chief Executive Officer based upon that evaluation; (iii) review and set or make recommendations to the Board of Directors regarding the compensation of other executive officers; (iv) review and make recommendations to the Board of Directors regarding director compensation; (v) review and approve or make recommendations to the Board of Directors regarding the Company’s incentive compensation and equity-based plan and arrangements; (vi) ensure an appropriate management development and succession strategy with respect to the Chief Executive Officer, the other executive officers, and senior management; and (vii) review risk assessments from management with respect to the Company’s people practices, including without limitation, recruiting and retention, culture and labor.
Our Compensation Committee consists of Sumaiya Balbale, Anna Fieler, Jenna Lyons, Jonathan D. Sokoloff and Robert Vivian, with Ms. Balbale serving as chair. As required by the New York Stock Exchange rules, each of Messrs. Sokoloff and Vivian and Mses. Balbale, Fieler, and Lyons meets the definition of  “independent director” for purposes of serving on a compensation committee. The Compensation Committee operates under a written charter adopted and approved by the Board.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather we administer this oversight function directly through our Board of Directors as a whole. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Nominating and Corporate Governance Committee is responsible for the oversight of risks associated with environmental, social and governance matters and diversity, equity and inclusion, and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.
In addition, our management has created a Risk Management Oversight Committee, which is responsible for monitoring the Company’s risk environment and providing direction for the activities that are anticipated to mitigate, to an acceptable level, the risks that may adversely affect the Company’s ability to achieve its goals. The Risk Management Oversight Committee facilitates and monitors the implementation of effective risk mitigation steps taken by all Company leaders and assists risk owners in defining target risk exposure and reporting adequate risk-related information throughout the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Risk Considerations in our Compensation Program
We conducted an assessment of our compensation policies and practices for our employees and concluded that these policies and practices are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation program and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short- and long-term view with respect to Company performance.

Code of Ethics
We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, investor.shakeshack.com. In addition, we intend to post on our website all disclosures that are required by law or the New York Stock Exchange listing standards concerning any amendments to, or waivers from, any provision of the code.
Our website is not part of this proxy statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
Director Recommendations
The Nominating and Corporate Governance Committee, in recommending director candidates, and the Board, in nominating director candidates, will evaluate candidates in accordance with the qualification standards set forth in our Corporate Governance Guidelines, available on our website, investor.shakeshack.com. In addition, the Nominating and Corporate Governance Committee and the Board may also consider the additional selection criteria listed in the Corporate Governance Guidelines. These qualification standards and additional selection criteria are summarized below.
Director Qualification Standards
The Nominating and Corporate Governance Committee, in recommending director candidates for election to the Board, and the Board, in nominating director candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.
Additional Selection Criteria
In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they deem to be relevant:
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Experience in corporate management, such as serving as an officer or former officer of a publicly held company;

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Experience as a board member of another publicly held company;

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Experience as an executive of a publicly held retail restaurant company;

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Professional and academic experience relevant to the Company’s industry;

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Diversity (race, ethnicity, gender, geography, sexual orientation, age, nationality, religious beliefs, socio-economic status, physical and/or mental capabilities);

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Strength of the candidate’s leadership skills;

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Experience in finance and accounting and/or executive compensation practices;

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Experience in successfully scaled technology business(es);

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Whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable;

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Appreciation/understanding of the values of Daniel Meyer’s vision of  “Enlightened Hospitality”/culture/strong brand;

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International business experience, in particular with respect to franchising or licensing;

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Understanding of technologies pertinent to the Company’s business;

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Experience with raising and deploying capital; and

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Experience in addressing sustainability priorities.

In addition, the Board considers whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.
The Board also monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
Diversity
The Company values diversity on a Company-wide basis and seeks to achieve a mix of Board members that represent a diversity of background and experience, including with respect to race, ethnicity, gender, sexual orientation, age and occupation. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the director nomination process. The Company’s Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee is to take into account the overall diversity of the Board when identifying possible nominees for director. The Nominating and Corporate Governance Committee implements that policy, and assesses its effectiveness, by examining the diversity of all the directors on the Board when it selects nominees for directors. The diversity of directors is one of the factors that the Nominating and Corporate Governance Committee considers, along with the other selection criteria described above. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.
The Board includes three women on its ten-person board, including Ms. Fieler, who identifies as Asian, Ms. Balbale who identifies as South Asian American and Muslim, and Ms. Lyons who identifies as gay. Mr. Walker identifies as Black or African American.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner it considers other candidates, but it has no obligation to recommend such candidates. A stockholder that wants to recommend a candidate for election to the Board of Directors should send a recommendation in writing to Shake Shack Inc., c/o Corporate Secretary, 225 Varick Street, Suite 301, New York, New York 10014. Such recommendation should describe the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director.
Stockholders may also nominate directors at the Annual Meeting by adhering to the advance notice procedure described under “Stockholder Proposals” elsewhere in this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Director Compensation
Our non-employee director compensation policy, as amended, awards each non-employee director with a combination of cash (50%) and restricted stock units (50%) in consideration for his or her service on our Board of Directors as described below: (A) cash compensation equal to (1) $25,000 for each director affiliated with or who had any employment or service relationship with any significant stockholder or affiliate thereof  (with a “significant stockholder” being any “person” or related “group” of “persons” (as used in Sections 13(d) of the Exchange Act) that, as of such date, held 10% or more of the total combined voting power of all classes of common stock of Shake Shack), payable in four equal installments following such non-employee director’s attendance at each of the Company’s quarterly Board meetings, (2) $37,500 for each non-affiliate director, payable in four equal installments following such non-employee director’s attendance at each of the Company’s quarterly Board meetings, and (3) for the chairperson of each committee of the Board of Directors, an additional $5,000, payable in four equal installments following such non-employee director’s attendance at each of the Company’s quarterly Board meetings; and (B) restricted stock units (1) with an aggregate grant date fair value of  $25,000, if an affiliate director, (2) with an aggregate grant date fair value of  $37,500, if a non-affiliate director, and (3) with an aggregate grant date fair value of  $5,000, if the chairperson of a committee of the Board of Directors.
At a meeting of our Board of Directors held in June 2020, in order to preserve cash during the COVID-19 pandemic, our Board members voted to forego the cash portion of their compensation for the annual service period starting with the second quarter of 2020 and continuing through the first quarter of 2021 and instead received the value of such compensation in the form of restricted stock units. In June 2021, our Board members voted to reinstitute the non-employee director compensation policy, awarding a combination of cash (50%) and restricted stock units (50%) for the annual service period starting with the second quarter of 2021 and continuing through the first quarter of 2022.
The terms of each such annual equity award described above is set forth in a written award agreement between the applicable non-employee director and us, which provides for vesting after one year of continued service as a director, subject to acceleration upon a change of control.
The non-employee director compensation policy may be further amended, modified or terminated by our Board of Directors at any time in its sole discretion.
In addition to the non-employee director compensation policy, we adopted a director stock ownership policy encouraging non-employee directors to hold shares of our Class A common stock and/or LLC Interests with a value equal to or in excess of the fair value of the restricted stock unitss or other equity award that the non-employee director received as an annual equity award on or following the most recent annual meeting.
The following table set forth the compensation for each of our non-employee directors in fiscal 2021. The awards below were made in accordance with the above compensation amounts.
Name	Fees paid in cash ($)(1)	Restricted Stock Units ($)(2)(3)	Total ($)
Daniel Meyer	15,625	25,075	40,700
Sumaiya Balbale	21,250	42,518	63,768
Anna Fieler	18,750	37,563	56,313
Jeff Flug	21,250	42,518	63,768
Jenna Lyons	18,750	37,563	56,313
Joshua Silverman	18,750	37,563	56,313
Jonathan D. Sokoloff	18,750	37,563	56,313
Robert Vivian	21,250	42,518	63,768
Tristan Walker	18,750	37,563	56,313

(1)
In fiscal 2021, each non-employee director received cash compensation under the non-employee director compensation policy with the exception of the first quarter of 2021, in which the Board elected to receive their cash compensation in the form of restricted stock units. The cash compensation for the annual service period began in the second quarter of 2021. The fourth quarter was earned in 2021, but not paid until 2022.

(2)
In fiscal 2021, each non-employee director was awarded equity compensation in consideration for his or her time of service on the Board of Directors consistent with the non-employee director compensation policy. Fiscal 2021 awards were granted to Board members as of the date of the 2021 annual meeting held on June 9, 2021.

(3)
As of December 29, 2021, the following non-employee directors held restricted stock units as follows: Mr. Meyer - 253 unvested restricted stock units; Ms. Balbale - 429 unvested restricted stock units; Ms. Fieler - 379 unvested restricted stock units; Mr. Flug - 429 unvested restricted stock units; Ms. Lyons - 379 unvested restricted stock units; Mr. Silverman - 379 unvested restricted stock units; Mr. Sokoloff - 379 unvested restricted stock units; Mr. Vivian - 429 unvested restricted stock units; and Mr. Walker - 379 unvested restricted stock units.

Board and Annual Meetings
During fiscal 2021, the Board of Directors held five meetings, and each of the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee held four meetings. Each of our directors attended at least 75% of the meetings of the Board of Directors and meetings held by any of the committees of the Board on which such director served.
The Company’s directors are encouraged to attend our Annual Meeting, but we do not currently have a policy relating to directors’ attendance at these meetings. All of the Company’s directors at the time of the Company’s 2021 annual meeting attended such meeting.
Stand For Something Good Summary
Our mission is to Stand For Something Good® in all aspects of our business, including the premium ingredients making up our menu, the design of our Shacks and our community engagement. Stand For Something Good is a call to action for all of our stakeholders—our team, guests, communities, suppliers and investors—and we actively invite them all to share in this philosophy with us. This commitment drives our integration into the local communities in which we operate and fosters a deep and lasting connection with our guests. We are committed to a positive social impact, creating a more equitable and inclusive workplace and community and increasing environmental sustainability, including through our responsible product sourcing initiatives and sustainable packaging pilots. Our Stand For Something Good Summary is available on our website at investor.shakeshack.com, under “Governance Documents.” Our website is not part of this proxy statement; references to our website address in this proxy statement are intended to be inactive textual references only.
Our Stand For Something Good Summary is our presentation of our commitment to Environmental, Social and Governance (ESG) principles, including our social impact and culture; our environmental responsibility and our commitment to a responsible future; and our corporate governance and the ethical operation of our day-to-day business. The following provides highlighs from our Stand For Something Good Summary.
Social Impact and Culture
As of December 29, 2021, we had over 9,900 employees and 369 total Shacks. We are committed to doing the right thing for our teams, guests, and communities. We challenge ourselves, hold each other accountable and take care of one another. Our inclusive culture and welcoming environment complement our modern take on classic food. Among other initiatives, we have:
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Navigated the global pandemic, supporting the health and well-being of our employees, guests and suppliers;

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Continued our corporate social responsibility initiatives, including raising nearly a quarter of a million dollars of direct financial contributions for causes we believe in and providing our team members with financial assistance through our HUG (Help Us Give) Fund; and

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Launched additional talent development programs, including leadership development and mentorship programs.

Diversity, Equity and Inclusion
Our commitment to our teams and their success is unwavering. We strive to uplift, inspire, and connect people and do so in an environment that is welcoming and inclusive. Our Diversity, Equity and Inclusion (DEI) program, All-In, is part of that mission. With the support of executive leaders, All-In works to ensure we provide equal opportunities for all, and removes obstacles to success, while also fostering a culture of inclusion and belonging. Our All-In program’s initiatives include:

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5-Year Diversity Targets—We set time-based goals that help to focus attention, clarify accountabilities, and demonstrate our commitment to increase the diversity within our Shack and home office leadership teams.

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Employee Resource Groups—We strive to foster a strong internal community and awareness for diverse groups and cultures through our Employee Resource Groups (ERGs). Our current ERGs focus on women, Black, Hispanic, Asian and LGBTQ+ identifying team members.

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Diversity, Equity & Inclusion Curriculum—We have built a DEI curriculum to raise awareness and educate our team members on how to foster a strong work environment.

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Stand Together Series—We host a Stand Together Series forum to discuss on-going social issues. TheseCompany-wide sessions serve as an open forum and safe space for sharing personal stories to help deepen the collective understanding of diversity issues in the U.S. while strengthening our culture and team.

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External Recognition—We were proud to be named one of the “Best places to work for LGBTQ+ Equality” for the fourth year in a row, earning a 100% score on the Human Rights Campaign’s Corporate Equality Index for our support of the LGBTQ+ community in the workplace. This designation highlights the core of our Enlightened Hospitality ethos and our commitment to a great workplace for all.

We aim to be as diverse as the communities we serve, and are proud of the diversity of our workforce. We highlight the diversity of our overall workforce as well as management and leadership in our Stand for Something Good Summary. By 2025, we want 50% of our Shack leadership and 30% of our home office leadership roles to be filled by people of color and to achieve gender parity across all leadership roles.
Sustainable Designs and Responsible Future
We have continued our focus on the sustainability of our operations. In addition to our regenerative farming efforts, we have focused on:
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Sustainable packaging, and mitigating waste impact by removing unnecessary packaging elements and switching to more sustainable, certified materials whenever possible.

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Our energy and water usage, safety and air purity, including an initiative to install solar panels at some of our Shacks.

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Sustainable design elements, including repurposed boarding, LED/motion sensor lights and energy efficient equipment, and fabricating our interior furniture in the U.S., utilizing only suppliers with similar sustainability initiatives to ours.

In addition, to provide increased transparency, we have started to assess and report on our Scope 1 and Scope 2 greenhouse gas emissions, which are available in our Stand for Something Good Summary. Our accounting methodology follows the standards set forth by the WRI’s Greenhouse Gas Protocol Corporate Standard, and our data was reviewed by a third party for completeness and accuracy.
Menu Innovation and Animal Welfare
Through our domestic food supply chain, we are committed to working with best-in-class, diverse suppliers. We pride ourselves on sourcing premium ingredients from like-minded ranchers, farmers and supply partners.
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Our animal welfare initiatives include standing firmly behind the Five Freedoms of each species, a comprehensive framework formalized by the UK Farm Animal Welfare Council. This means we have a zero-tolerance policy for animal abuse across the entire lifespan of an animal.

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Food safety and quality is our top priority. We maintain a commitment to providing industry leading food safety programs, including rigorous standards, surveillance routines and monitoring of all our suppler partners.

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Our menu innovation has included expanding our vegetarian options and we’re excited to begin testing dairy-free shakes in 2022.

Corporate Governance and Ethical Operation of our Business
Our Board of Directors and management team are committed to the ethical operation of our day-to-day business and are committed to managing the risks, opportunities, and responsibilities that arise from ESG matters.
The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing and providing oversight with respect to the Company’s ESG strategy, initiatives and policies, as well as the Company’s commitment to corporate social responsibility and DEI matters, and the Company’s strategies, initiatives and policies for these areas.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to be the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2022, and recommends that the stockholders vote for ratification of such appointment. EY has been engaged as our independent registered public accounting firm since September 9, 2014. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of EY as the Company’s independent registered public accounting firm for fiscal 2022 to stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of EY to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Audit and Related Fees
The following table sets forth the aggregate fees billed for various professional services rendered by EY:
	2021	2020
Audit Fees(1)	$1,473,169	$1,303,638
Audit Related Fees(2)	24,000	-
Tax Fees(3)	27,500	-
All Other Fees(4)	126,000	126,000
Total Fees	$1,650,669	$1,429,638

(1)
Consists of fees for professional services rendered for the audits of the Company’s consolidated financial statements included in its Annual Reports on Form 10-K for fiscal years 2021 and 2020 and for the review of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for fiscal years 2021 and 2020.

(2)
Consists of fees for agreed upon procedures required for the filing of a registration statement on Form S-3.

(3)
Consists of fees incurred in conjuntion with the 2021 debt offering.

(4)
Consists of fees for agreed upon services related to comfort letters in conjunction with the 2020 equity offering, and comfort letters in conjunction with the 2021 debt offering.

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by EY. These services may include audit services, audit-related services, tax services and all other services. Proposed services may either be pre-approved without consideration of specific case-by-case services by the Audit Committee or require the specific pre-approval of the Audit Committee. Unless a type of service has received general pre-approval, it will require specific pre-approval if it is to be provided by EY.
All of the services described above were approved by the Audit Committee.
The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

PROPOSAL NO. 3 - APPROVE (ON AN ADVISORY BASIS) COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) we are required to provide our stockholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement, including in the section entitled “Compensation Discussion and Analysis,” the compensation tables and other executive compensation disclosures. The advisory stockholder vote to approve NEO compensation is often referred to as the “say-on-pay vote.”
The Compensation Committee believes that compensation of our executive officers in fiscal 2021 met the objectives of our program which were to foster long-term business success using a pay-for-performance philosophy intended to encourage performance and growth and to align the executive officers’ interests with those of our stockholders.
Stockholders are being asked to vote on the following resolution:
RESOLVED, that the stockholders approve the compensation of Shake Shack’s executive officers named in the Summary Compensation Table, as disclosed in Shake Shack’s Proxy Statement dated April 28, 2022, including the Compensation Discussion and Analysis, the compensation tables and other executive compensation disclosures.
Although this say-on-pay vote proposal is advisory and not binding, the Compensation Committee, which is comprised solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions. In each case, the Compensation Committee will seek to understand the concerns that influenced the vote and address them in making future decisions affecting our executive compensation program.
Please refer to the sections of this Proxy Statement entitled “Compensation Discussion and Analysis” and “Fiscal 2021 Compensation Tables” for a detailed discussion of our executive compensation principles and practices, the fiscal 2021 compensation of our NEOs, and changes implemented in our program for fiscal 2021.
We urge you to read these sections of the Proxy Statement and the related compensation tables closely in determining how to vote on this matter.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our Class A common stock and Class B common stock, as of the Record Date, for:
•
each person known by us to beneficially own more than 5% of our outstanding Class A common stock or Class B common stock;

•
each of our directors and NEOs; and

•
all of our directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC under which beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. However, in computing the number of shares of Class A common stock beneficially owned by an individual or entity, we do not include LLC Interests, which are exchangeable into Class A common stock, held by such individual or entity because the voting rights represented by the LLC Interests are reflected in the shares of Class B common stock reported for such individual or entity. Unless otherwise indicated, the address of all listed stockholders is c/o Shake Shack Inc., 225 Varick Street, Suite 301, New York, New York 10014. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Named Executive Officers and Directors
Daniel Meyer(2)	1,871,908	4.8%	1,861,057	63.9%	8.9%
Randy Garutti(3)	46,255	*	310,023	10.6%	*
Katherine Fogertey	—	*	—	—	*
Tara Comonte(4)	5,466	*	—	—	*
Zachary Koff(5)	36,129	*	—	—	*
Sumaiya Balbale(6)	2,646	*	—	—	*
Anna Fieler(7)	3,412	*	—	—	*
Jeff Flug(8)	7,824	*	—	—	*
Jenna Lyons(9)	9,612	*	—	—	*
Joshua Silverman(10)	5,079	*	—	—	*
Jonathan D. Sokoloff(11)	13,520	*	—	—	*
Robert Vivian(12)	30,761	*	—	—	*
Tristan Walker(13)	1,732	*	—	—	*
All directors and executive officers as a group (thirteen persons)	2,034,344	5.2%	2,171,080	74.5%	10.0%
Other 5% Stockholders
12 West Capital Management LP(14)	1,791,589	4.6%	—	—	4.3%
Alger Associates, Inc.(15)	3,640,306	9.3%	—	—	8.6%
BlackRock, Inc.(16)	6,662,315	17.0%	—	—	15.8%
Gilder, Gagnon, Howe & Co. LLC(17)	2,650,672	6.8%	—	—	6.3%
The Vanguard Group(18)	3,918,558	10.0%	—	—	9.3%

*
Represents beneficial ownership of less than 1%.

(1)
Includes the voting power of each owner based on the voting power held through both the owner’s Class A common stock and Class B common stock. Represents percentage of voting power of the Class A common stock and Class B common stock of Shake Shack voting together as a single class.

(2)
Includes (i) 554,732 shares of Class A common stock held by the Investment Trust, of which Mr. Meyer is the grantor, trustee and beneficiary, (ii) 10,254 shares of Class A common stock that Mr. Meyer currently has the right to acquire through the exercise of stock options, (iii) 253 shares of Class A common stock that Mr. Meyer will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units, (iv) 1,861,057 shares of Class B common stock held by the Gift Trust, of which Mr. Meyer’s spouse is a trustee and beneficiary, and (v) 1,305,306 shares of Class A common stock held by the Gift Trust. Mr. Meyer disclaims beneficial ownership of all of the shares held by the Gift Trust.

(3)
Includes 55,972 shares of Class B common stock held by The Randall J. Garutti 2014 GST Trust, of which Mr. Garutti’s spouse is a trustee and beneficiary. Mr. Garutti disclaims beneficial ownership of all of the shares held by The Randall J. Garutti 2014 GST Trust.

(4)
Ms. Comonte resigned from the Company effective May 7, 2021. This disclosure is based solely on the last Form 4 filed by the Company on behalf of Ms. Comonte on March  24, 2021.

(5)
Includes 24,000 shares of Class A common stock that Mr. Koff currently has the right to acquire through the exercise of stock options.

(6)
Includes 429 shares of Class A common stock that Ms. Balbale will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(7)
Includes 379 shares of Class A common stock that Ms. Fieler will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(8)
Includes 429 shares of Class A common stock that Mr. Flug will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(9)
Includes (i) 7,189 shares of Class A common stock that Ms. Lyons has the right to acquire through the exercise of stock options, and (ii) 379 shares of Class A common stock that Ms. Lyons will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(10)
Includes (i) 1,108 shares of Class A common stock that Mr. Silverman has the right to acquire through the exercise of stock options, and (ii) 379 shares of Class A common stock that Mr. Silverman will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(11)
Includes (i) 10,254 shares of Class A common stock that Mr. Sokoloff has the right to acquire through the exercise of stock options, and (ii) 379 shares of Class A common stock that Mr. Sokoloff will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(12)
Includes (i) 17,431 shares of Class A common stock that Mr. Vivian has the right to acquire through the exercise of stock options, and (ii) 429 shares of Class A common stock that Mr. Vivian will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(13)
Includes 379 shares of Class A common stock that Mr. Walker will have the right to acquire within 60 days of the Record Date through the vesting of restricted stock units.

(14)
Based on a Schedule 13G filed by 12 West Capital Management L.P. on February 14, 2022. According to the Schedule 13G, 12 West Capital Management L.P. has sole voting power and sole dispositive power over the reported shares of Class A common stock. The principal business office of 12 West Capital Management L.P. is 475 Tenth Avenue, 14th Floor, New York, NY 10018.

(15)
Based on a Schedule 13G filed by Alger Associates on February 14, 2022. According to the Schedule 13G, Alger Associates, Inc. has sole voting power and sole dispositive power over the reported shares of Class A common stock. The principal business office of Alger Associates, Inc. is 100 Pearl Street, 27th Floor, New York, NY 10004.

(16)
Based on a Schedule 13G filed by BlackRock, Inc. on February 8, 2022. According to the Schedule 13G, BlackRock, Inc. has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 0 shares of Class A common stock. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(17)
Based on a Schedule 13G filed by Gilder, Gagnon, Howe & Co. LLC on February 14, 2022. According to the Schedule 13G, Gilder, Gagnon, Howe & Co. LLC has shared dispositive power over the reported shares of Class A common stock. The principal business office of Gilder, Gagnon, Howe & Co. LLC is 475 10th Avenue, New York, NY 10018.

(18)
Based on a Schedule 13G filed by The Vanguard Group on February 10, 2022. According to the Schedule 13G, The Vanguard Group has sole voting power, shared voting power, sole dispositive power and shared dispositive power over 0 shares, 70,727 shares, 3,918,558 shares and 104,035 shares, respectively, of Class A common stock. The principal business office of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth information regarding the executive officers of the Company as of the Record Date:
Name	Age	Position
Randy Garutti	47	Chief Executive Officer and Director
Katherine Fogertey	38	Chief Financial Officer (since June 14, 2021)
Zachary Koff	42	Chief Operating Officer
Randy Garutti - please see “Proposal No. 1—Election of Directors—Continuing Directors” for Mr. Garutti’s biography.
Katherine Fogertey has served as Shake Shack’s Chief Financial Officer since June 14, 2021. Prior to joining Shake Shack, Ms. Fogertey spent 16 years at Goldman Sachs, where she recently served as Vice President & Lead Equity Analyst for the Restaurant sector. In this position, she had a heavy focus on the impact of technology on restaurant profitability and market share. She additionally developed deep relationships and unique insights into the largest peers in our industry. Prior to covering the Restaurant sector, Ms. Fogertey was a Vice President, Lead Derivative Strategist overseeing single stock options in the U.S. and Latin America as well as global ETFs and market structure. Ms. Fogertey has a BSBA in Accounting, Finance and International Business from Washington University in St. Louis, Olin School of Business.
Zachary Koff has served as Shake Shack’s Chief Operating Officer since January 2017. Prior to becoming Chief Operating Officer, Mr. Koff served as Senior Vice President, Operations since March 2015, Vice President, Operations since April 2012, and Director of Operations since February 2010. Prior to joining Shake Shack, Mr. Koff spent eight years working in operations for Bravo Brio Restaurant Group. Mr. Koff graduated from Cornell University’s School of Hotel Administration in 2002 with a Bachelor’s Degree in Hospitality Administration.

COMPENSATION DISCUSSION AND ANALYSIS
This section provides a detailed description of our compensation philosophy and practices; our compensation-setting process; our executive compensation program components; and the rationale for compensation decisions made in 2021 with respect to our Named Executive Officers (“NEOs”). For the fiscal year ended December 29, 2021, our NEOs were:
NEO	Title
Randy Garutti	Chief Executive Officer
Katherine Fogertey	Chief Financial Officer (since June 14, 2021)
Zachary Koff	Chief Operating Officer
Tara Comonte	President and Chief Financial Officer (through May 7, 2021)
Executive Summary
Fiscal 2021 was a year of continued growth despite navigating varying degress of COVID-19 related pressures encountered by our industry. Although the pandemic has presented challenges to our global business, it has also caused us to accelerate a variety of existing strategic growth initiatives—including new digital capabilities. We expanded our ability to offer guests flexible pick-up options, launched a new, Company-owned Shake Shack website and rolled out nationwide delivery through the Shack app on iOS devices. By proactively taking steps to expand access, safety and convenience for our guests, we believe we have better positioned ourselves to return to growth. The Company opened its first ever drive-thru locations in Maple Grove, Minnesota and Lee’s Summit, Missouri. We experienced continued recovery in the business following fiscal year 2020, most notably, with fourth quarter 2021 same-Shack sales improving over the pre-pandemic fourth quarter 2019, despite the impact of recent COVID-19 variants: Delta and Omicron. Much of our progress in 2021 can be attributed to the skilled acceleration and implementation of the Company’s business strategy by our senior leadership team and the Board, who continue to collaborate on creating long-term value for our stockholders. Please refer to our Annual Report for a discussion of our business, operations and development, including our digital evolution, new Shack openings, and financial statements, as well as a discussion of our human capital management.
Financial Highlights
•
Total revenue for the fiscal year 2021 increased 41.5% to $739.9 million versus the prior year. This increase is inclusive of the favorable impact of the 53rd week in the fourth quarter 2020, which resulted in incremental revenue of $11.1 million. Excluding the 53rd week, total revenue in fiscal year 2021 increased 44.6%.

•
Shack sales for the fiscal year 2021 increased 41.2% to $715.0 million versus the prior year. This increase is inclusive of the favorable impact of the 53rd week in the fourth quarter 2020, which resulted in incremental Shack sales of $10.7 million. Excluding the 53rd week, Shack sales in fiscal year 2021 increased 44.2%.

•
Same-Shack sales(1) increased 24.2%, for the fiscal year 2021 versus the prior year.

•
Licensing revenue for the fiscal year 2021 increased 50.7% to $24.9 million versus the prior year. This increase is inclusive of the favorable impact of the 53rd week in the fourth quarter 2020, which resulted in incremental licensing revenue of $0.4 million. Excluding the 53rd week, Licensing revenue in fiscal year 2021 increased 54.8%.

•
Shack system-wide sales increased 44.2% to $1,123.1 million, versus the prior year. This increase is inclusive of the favorable impact of the 53rd week in the fourth quarter 2020, which resulted in incremental Shack system-wide sales of $17.7 million. Excluding the 53rd week, Shack system-wide sales in the fiscal year 2021 increased 47.6%.

•
Operating loss for the fiscal year 2021 was $15.9 million compared to operating loss of $43.9 million versus the same period last year.

•
Shack-level operating profit(2), a non-GAAP measure, increased 66.9% to $119.2 million, or 16.7% of Shack sales in fiscal year 2021.

•
Net loss was $10.1 million in fiscal year 2021 compared to net loss of $45.5 million in the same period last year.

•
Adjusted EBITDA(3), a non-GAAP measure, was $56.0 million in fiscal year 2021, compared to adjusted EBITDA of $22.7 million in the same period last year.

•
Net loss attributable to Shake Shack Inc. was $8.7 million, or a loss of $0.22 per share in fiscal year 2021, compared to Net loss attributable to Shake Shack Inc. of $42.2 million, or a loss of $1.14 per share in the same period last year.

•
Adjusted pro forma net loss(4), a non-GAAP measure, was $2.6 million, or a loss of $0.06 per fully exchanged and diluted share in fiscal year 2021, compared to adjusted pro forma net loss of $22.3 million, or a loss of $0.56 per fully exchanged and diluted share, in the same period last year.

•
We opened 58 net system-wide Shacks, comprised of 35 net domestic Company-operated Shacks, which is net of one closure, and 23 net licensed Shacks, which is net of three licensed Shack closures.

The charts below demonstrate our consistent, strong performance over the last five years while recognizing the acute impact of the global COVID-19 pandemic on our fiscal 2021 business and operations.

(1) Same-Shack sales represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For days that Shacks were temporarily closed, the comparative 2020 period was also adjusted. Same-Shack sales % reflects the change in year-over-year Shack sales for domestic Company-operated Shacks open for 24 full fiscal months or longer. In order to compare like-for-like periods for fiscal 2021, same-Shack sales compared the 52 weeks from December 31, 2020 through December 29, 2021 to the52 weeks from January 2, 2020 through December 30, 2020.
(2) We define Shack-level operating profit as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses.
(3) Adjusted EBITDA is defined as Net income (loss) before Interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. excluding equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that we do not believe directly reflect our core operations and may not be indicative of our recurring business operations.
(4) Adjusted pro forma net income (loss) represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests (“LLC Interests”) for shares of Class A common stock, adjusted for certain non-recurring items that we do not believe are directly related to our core operations and may not be indicative of our recurring business operations. Please refer to the “Non-GAAP Financial Measures” section on pages 63-69 of our Annual Report on Form 10-K filed on February 18, 2022 for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.
(5) Shack system-wide sales is an operating measure and consists of sales from our domestic Company-operated Shacks, domestic licensed Shacks and our international licensed Shacks. We do not recognize the sales from our licensed Shacks as revenue. Of these amounts, our revenue is limited to Shack sales from domestic Company-operated Shacks and licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees such as territory and opening fees.
Say-on-Pay and Stockholder Engagement
At our 2021 annual meeting, we asked our stockholders to vote to approve, on an advisory basis, the compensation of our NEOs. Our stockholders overwhelmingly approved the compensation paid to our NEOs, with over 97.4% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices for fiscal 2021, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy, and the Compensation Committee and the Board considered the outcome of the vote when setting our compensation policies for 2021. The Board and the Compensation Committee will consider the future stockholder advisory votes of our stockholders, including the vote that will take place at the 2022 Annual Meeting, when we make compensation decisions for our NEOs in the future.
Executive Compensation Practices—Governance
Below are our current practices and policies that guide our executive compensation program. We believe the following items promote good corporate governance and are in the best interests of our stockholders and NEOs:
•
Our Compensation Committee is comprised of fully-independent directors

•
We cap short-term cash incentive award payouts to mitigate risk

•
We maintain stock ownership guidelines for our Directors and Executive Officers

•
We do not provide significant perquisites

•
We prohibit hedging and pledging of Company stock

•
We hold an annual say-on-pay vote.

What Guides Our Program
Compensation Philosophy and Objectives
Our executive talent and executive compensation philosophy enables us to attract well-qualified executives and to motivate and reward them for business results and leadership behaviors that drive our business strategy. We are committed to a pay-for-performance culture that includes high standards of ethical behavior and corporate governance.
The objective of our executive compensation program is to attract, retain, and motivate individuals who share in our dedication to our community and are committed to our mission, Stand for Something Good. We believe that competitive executive compensation packages that consist of both fixed and variable pay in the form of base salaries, short-term cash incentive opportunities, and long-term equity incentives that vest over a multi-year period enable us to achieve those objectives and align the compensation of our executive officers with our performance and long-term value creation for our stakeholders.
Elements of Compensation
Our compensation philosophy is supported by the following principal elements of pay:
Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)	Provides a competitive fixed rate of pay relative to similar positions in the market, and enables the Company to attract and retain critical executive talent
Short-Term Cash Incentive	Cash (Variable)	Focuses executives on achieving short-term financial and annual goals that drive long-term stockholder value
Long-Term Incentives	Mix of Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive stockholder value creation and support the Company’s leadership retention objectives
How We Make Compensation Decisions
The Compensation Committee oversees the executive compensation program of our NEOs and is made up of independent, non-employee directors of the Board. The Compensation Committee works very closely with management to evaluate the effectiveness of the Company’s executive compensation program throughout the year. The Committee’s specific responsibilities are set forth in its charter, which can be found on the Company’s website at investor.shakeshack.com, under “Governance Documents.”
Role of the Compensation Committee
The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs. In setting compensation for our NEOs, the Compensation Committee considers the relative amount of compensation that is delivered on a current and long-term basis and in the form of cash and equity. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards, encourage key employees to maintain both a short-term and a long-term view with respect to Company performance. The compensation arrangement for each of our NEOs is intended to encourage performance and growth and to align the NEOs’ interests with those of our stockholders. The Compensation Committee’s primary responsibilities include:
•
Reviewing and approving incentive plans and performance objectives;

•
Assessing each NEO’s performance relative to these targets and objectives;

•
Evaluating the competitiveness of each NEO’s total compensation package;

•
Approving changes to a NEO’s compensation element, including base salary, and short-term and long-term incentive opportunities and awards; and

•
Designing executive compensation plans and programs.

Role of the CEO
Our CEO plays a significant role in reviewing the performance of our executive officers (other than his own) and making compensation recommendations to the Compensation Committee. The CEO’s responsibilities include:
•
Reviewing the performance of other executive officers and making recommendations to the Compensation Committee with respect to their compensation; and

•
Working closely with members of senior management to provide input to the Compensation Committee on performance goals and compensation and benefit program design and development.

The CEO does not participate in the deliberations of the Compensation Committee regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.
Competitive Positioning
The Company competes with business entities across multiple industries for top executive-level talent. To this end, the Compensation Committee periodically evaluates industry-specific and general market compensation practices and trends to ensure that our program and NEO pay opportunities remain appropriately competitive. The Compensation Committee compares each component of the total compensation package to the compensation components of comparable executive positions of a peer group of publicly traded companies (the “Peer Group”). The companies comprising the Peer Group were selected based on the following considerations:
•
Business dynamics;

•
Geographic dispersion;

•
Workforce dynamics; and

•
Brand equity and company culture.

The Compensation Committee selected the following 13 companies for the 2021 Peer Group because they are of similar size and scope based on measures of total revenues, enterprise values and market capitalization:
2021 Peer Group
Canada Goose Holdings Inc.	Ruth’s Hospitality Group, Inc.
Churchill Downs Incorporated	Texas Roadhouse, Inc.
Del Taco Restaurants, Inc.	The Cheesecake Factory Incorporated
Etsy, Inc.	Vail Resorts, Inc.
Floor & Décor Holdings, Inc.	Wingstop Inc.
Grubhub Inc.	YETI Holdings, Inc.
Planet Fitness, Inc.
Peer Data ($M)(1)
	Total Revenue	Enterprise Value	Market Cap
Median	$1,504	$7,190	$7,260
SHAK	$739	$3,330	$3,040
Estimated Percentile Rank of SHAK within Peer Group	38th	21st	29th

(1)
Total Revenue, Enterprise Value and Market Cap are as of 12/31/2021 or most recent fiscal year.

Consideration of competitive compensation data is one of several factors that the Compensation Committee takes into account when making its decisions with respect to the compensation of our NEOs. For purposes of gauging market position, the Compensation Committee has reviewed information derived from data obtained from publicly available information such as the proxy statements of publiclytraded companies, compensation survey data and other published reports on executive compensation, and the general knowledge of the Compensation Committee with regard to the market for senior management positions.
We believe that market data should be interpreted within the context of other important factors and should not solely be relied upon in setting the pay levels of our NEOs. As a result, in setting the target pay level of our NEOs, the Compensation Committee eviews the market data along with a variety of other factors including, individual performance, competencies, skills, future potential, prior experience, scope of responsibility and accountability within the organization.
2021 Executive Compensation Program in Detail
Base Salary
We provide competitive base salaries to our NEOs to compensate them for services rendered to the Company. Base salaries provide a fixed component of compensation reflecting the executive’s skills, expertise, leadership contributions and day-to-day performance. In meetings during the fourth quarter of 2020 and first quarter of 2021, the Compensation Committee approved, in light of job responsibilities, performance, and compensation information that is publicly available, the following base salary adjustments for each of the NEOs, other than Mr. Garutti, whose base salary remained unchanged from 2020. Mr. Garutti’s base salary had been reduced effective April 2, 2020 through September 24, 2020 from $630,250 to $600,233 in response to the impact of the COVD-19 pandemic. In the case of Ms. Fogertey, the base salary was reviewed and approved when Ms. Fogertey joined the Company in 2021.
NEO	2020 Base Pay	2021 Base Pay	% Change
Randy Garutti	$630,250	$630,250	0%
Katherine Fogertey	$—	$450,000	*
Zachary Koff	$315,000	$330,750	5%
Tara Comonte	$550,700	$578,235	5%
* Not meaningful
Short-Term Cash Incentive Plan Design
The NEOs are entitled to receive short-term performance-based cash bonuses, the amount of which is based on satisfaction of Company objectives that are approved by the Board of Directors. Cash incentives reward both the achievement of short-term financial goals, as well as the execution of activities to advance our strategic and operational priorities, which support near-term financial performance and long-term strategic objectives.
Due to the uncertainly of the near-term business environment from the outbreak of the COVID-19 pandemic, for fiscal 2021, the Compensation Committee determined, in its meeting during the fourth quarter of 2020, that it was in the best interest of the Company to adjust the financial performance measurement period and goals, as it pertained to NEOs as well as the team, from an annual to a quarterly basis.

Target award opportunities are expressed as a percentage of base salary, earned during the applicable performance period and are based on the individual NEO’s level of responsibility and ability to impact the business results. The Compensation Committee set the following threshold, target and maximum award levels for fiscal 2021.
	Target Cash Award Opportunity (as % of Base Salary)
NEO	Threshold	Target	Maximum
Randy Garutti	0%	75%	150%
Katherine Fogertey	0%	50%	100%
Zachary Koff	0%	35%	58.45%
Tara Comonte	0%	50%	100%
The 2021 Short-Term Cash Incentive Plan measurement for each of Mr. Garutti and Mses. Fogertey and Comonte was based 100% on Company-wide, quarterly financial performance metrics. The 2021 Short-Term Cash Incentive Plan measurement for Mr. Koff was based 80% on the same Company-wide quarterly financial performance metrics and 20% on annual individual performance. This individual performance measure aligns non-financial objectives in our fiscal 2021 our operational priorities, with the financial performance metrics.
	Weighting
Performance Metrics	CEO, CFO and Former President and CFO	COO
Quarter Total Revenue vs Budget*	50%	40%
Quarter Adjusted EBITDA vs Budget**	50%	40%
Annual Individual Performance (Individual Performance and Goal Achievement)	0%	20%
* For purposes of the Short-Term Cash Incentive Plan, the Company defines Total Revenue as revenue, inclusive of revenue from Company-operated Shacks and licensing revenue from international and domestic licensed Shacks.
** For purposes of the Short-Term Cash Incentive Plan, the Company defines Adjusted EBITDA as net income before (A) interest expense, (B) income tax expense or benefit, (C) depreciation expense and (D) amortization expense, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, deferred lease costs, impairment and loss on disposal of assets, amortization of cloud-based software implementation costs and certain non-recurring charges. Adjusted EBITDA performance (both budget and actual performance) excludes bonuses.
2021 Short-Term Cash Incentive Plan Payout
The Company-wide financial performance metrics upon which our NEO’s performance-based incentives are determined are directly linked to the key drivers of our business: sales growth and operational profitability. The short-term cash incentive is determined by the achievement of the two financial performance metrics approved quarterly by the Board of Directors. The table below summarizes the threshold, target, and maximum performance achievement levels and their respective payout results for fiscal 2021.
Financial Performance Metric	Range of Performance Achievement
	Threshold	Target	Maximum
Total Revenue	90%	100%	105%
Adjusted EBITDA	90%	100%	115%

	Q1(1)		Q2(2)		Q3(3)		Q4(4)
Financial Performance Metric	Target Performance Goal	Actual Achievement	Target Performance Goal	Actual Achievement	Target Performance Goal	Actual Achievement	Target Performance Goal	Actual Achievement
Total Revenue	$156,924,000	98.95%	$181,455,000	103.31%	$201,120,601	96.41%	$191,855,000	105.94%
Adjusted EBITDA	$10,157,000	97.77%	$15,873,000	147.39%	$18,387,163	95.71%	$9,749,000	171.29%
Note: If performance is achieved at a level between the threshold and target or between target and maximum, the payout level is determined through straight-line interpolation.
(1) The actual achievement corresponds to a payout of 83.6% of the target value.
(2) The actual achievement corresponds to 183.1% of the target value for the CEO and pro-rated for CFO for period of service and 155.7% for the COO.
(3) The actual achievement corresponds to 60.6% of the target value.
(4) The actual achievement corresponds to 200% of the target value for the CEO and CFO and 167% for the COO.
The total amounts of the short-term cash incentives paid to each NEO for fiscal 2021 performance are shown in the table below:
NEO	Target Annual Award (% of Base Salary)	Target Annual Incentive Value ($)	Total Payout Based on Financial Performance Actual Achievement	Total Payout Based on Individual Performance Actual Achievement	Total Award Payout Value
Randy Garutti	75%	$472,688	131.8%	*	$623,103
Katherine Fogertey	50%	$123,008	134.8%	*	$165,824
Zachary Koff	35%	$114,912	117%	100%	$130,503
Tara Comonte	50%	$70,161	83.6%	*	$58,650

*
Not subject to individual performance goals.

Note: Target annual incentive value is prorated according to base salary and period of service.
2022 Short-Term Incentive Plan Design
For fiscal 2022, NEOs will continue to be measured and awarded cash bonuses based on the achievement of Company-wide, quarterly financial performance goals. With the successful completion of fiscal 2021 operational priorities, all NEOs will be measured on the quarterly financial performance goals only for fiscal 2022.
Long-Term Incentives
We provide our NEOs with long-term incentive awards under our 2015 Incentive Award Plan (as amended, the “2015 Plan”). Awards under the 2015 Plan are intended to align the interests of the NEOs with those of our stockholders and to create a link between executive pay and long-term shareholder value creation. Awards earned by our NEOs in connection with the 2015 Plan are dependent on the Company’s achievement of the pre-determined financial goals over each annual performance period and continued service to the Company.
2021 Long-Term Incentive Plan Design
Annual Equity Awards
In fiscal 2021, the Compensation Committee granted a substantial portion of the annual, target total compensation for each of our NEOs in the form of long-term equity incentive awards. On March 15, 2021, long-term incentive awards were granted to each of the NEOs (other than

Ms. Fogertey, who was not employed with us at the time) in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). RSUs vest ratably over a period of four years, subject to the NEO’s continued employment. PSUs are earned and vest over four years, based on the achievement of two, equally weighted, pre-determined financial goals, measured over a one-year performance period which is the 2021 fiscal year. The grant mix was heavily weighted in PSUs and the increase was directly correlated to the value of PSUs awarded in 2020 which were unearned due to the outbreak of the COVID-19 pandemic and its impact on business results. This grant mix aligns with market practice with an emphasis on performance-related compensation and provides retention strength due to the COVID-19 pandemic and its unforeseen impact on the design of our annual, long-term performance based compensation.
Performance Metrics	Weighting
Total Revenue*	50%
Adjusted EBITDA**	50%
*  For purposes of the PSUs, Total Revenue means revenue, inclusive of revenue from Company-owned operations and licensing revenue from international and domestic licensed operations.
** For purposes of the PSUs, the Company defines Adjusted EBITDA as net income before (A) interest expense, (B) income tax expense or benefit, (C) depreciation expense and (D) amortization expense, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expense, deferred lease costs, impairment and loss on disposal of assets, amortization of cloud-based software implementation costs and certain non-recurring charges. Adjusted EBITDA performance (both budget and actual performance) excludes bonuses.The PSUs are payable to the extent the Company achieves the Total Revenue and Adjusted EBITDA performance goals over the annual performance period. Any PSUs that are issued will vest, subject to continued employment with the Company, ratably over a four-year period commencing on the first anniversary of the date the PSUs were granted. Granted PSUs may vest sooner in the event of death or disability.
The amount of PSUs issued to each of the NEOs is a percentage, ranging from 0% to 125%, of each NEO’s PSU target. In February 2022, the Compensation Committee certified the following results:
Financial Performance Metric	Target Performance Goal ($)	Range of Performance Achievement			Actual % of Achievement	Actual % of Payout
		Threshold	Target	Maximum
Total Revenue	$720,431,894	95%	100%	105%	102.7%	113.51%
Adjusted EBITDA	$60,999,687	95%	100%	120%	110.7%	113.38%
Total Payout						113.44%
Note: Under the terms of the applicable award the Actual % of Payout set forth above is based on the Actual % of Achievement of the applicable goals based on linear interpolation between “Target” and “Maximum” performance achievement, where “Maximum” performance achievement would have resulted in Actual % of Payout of 125%.
Based on these results, the NEOs earned the following PSU awards for fiscal 2021, which vest according to the provisions described above.
	Target PSUs Granted for 2021		Actual PSUs Earned for 2021
NEO	PSUs (#)	PSUs ($)	PSUs (#)
Randy Garutti	11,568	$1,500,138	13,124
Zachary Koff	3,471	$450,119	3,935
Tara Comonte	5,206	$675,114	0

Note: Target award amounts for PSUs were determined based on the closing price of Shake Shack common stock on the date of grant and vest equally in four installments beginning with the first anniversary of the date of grant. Ms. Comonte did not earn PSUs for 2021 as vesting is subject to continued employment.
Special, One-Time PSU Award
Prior to and through the COVID-19 pandemic, the management team has led the Company through a significant transformation and period of growth. The expansion of our operations including new formats, the digital experience as well as standardizing and streamlining business processes, and additionally, being a welcoming, inclusive workplace, remained essential to our strategic long-term goals and scalable growth. In early 2021, the Compensation Committee engaged with management in the design of a special equity award for our management team, including the NEOs, to recognize achievements, retain services, and motivate our management team through a long-term performance incentive to ensure alignment with our growth targets while creating value for our shareholders. After thorough discussion and analysis, on November 15, 2021, the Committee approved the grant of a special, one-time PSU to retain and reward certain members of the management team if strategic, long-term financial goals are achieved. The grant date fair value of the special one-time PSU award is approximately $2.6 million for the NEOs.
PSUs are earned based on the achievement of two, equally weighted, pre-determined financial goals, measured over a three-year, cumulative performance period through fiscal 2024 with a maximum payout potential of 200%. In early 2025, the Compensation Committee will approve the achievement of the financial goals and corresponding number of PSUs. Any earned PSUs will vest on March 1, 2025. The metrics and weightings of the special, one-time PSU award are:
Performance Metrics	Weighting
Total Revenue*	50%
Adjusted EBITDA**	50%
*  For purposes of the PSUs, Total Revenue means revenue, inclusive of revenue from Company-owned operations and licensing revenue from international and domestic licensed operations.
** For purposes of the PSUs, the Company defines Adjusted EBITDA as net income before deducting (A) interest expense, (B) taxes, (C) depreciation and (D) amortization, and excluding certain non-cash and other items not considered in the Company’s evaluation of ongoing operating performance, including equity-based compensation expenses, non-cash deferred rent charges, and certain non-recurring charges. Adjusted EBITDA performance (both budget and actual performance) excludes bonuses.
2022 Long-Term Incentive Plan Design
For fiscal 2022, the Compensation Commitee awarded the NEOs annual long-term incentive awards only in the form of RSUs. In light of the special, one-time PSU grant made on November 15, 2021, and our compensation philosophy that seeks to balance performance-based and time-vesting long-term equity incentive awards, for fiscal 2022, the Committee awarded the NEOs annual long-term incentive awards solely in the form of RSUs.
Other Awards
Equity Award to Ms. Fogertey
Pursuant to Ms. Fogertey’s employment agreement, in July 2021, the Compensation Committee granted Ms. Fogertey equity awards in the form of RSUs with a grant date fair value of  $2,000,000. The RSU award was made in order to align Ms. Fogertey’s interests with those of our stockholders and to compensate Ms. Fogertey upon sign-on and hire. Ms. Fogertey’s RSUs will vest in five equal installments beginning on the first anniversary of the grant date, contingent on Ms. Fogertey’s continued service with the Company on each vesting date.
Equity Award to Ms. Comonte
Pursuant to Ms. Comonte’s employment agreement, during fiscal year 2021, the Compensation Committee granted Ms. Comonte equity awards with a grant date fair value of  $100,000 in stock options and $500,000 in RSUs. The awards were made in order to align Ms. Comonte’s interests with those of our stockholders, and the RSU award was made to compensate Ms. Comonte for the amounts of equity awards that she forfeited upon separation from her previous employer. Ms. Comonte’s (i) options will vest in five annual installments beginning on the first anniversary of the grant date, and (ii) her RSUs will vest in five equal installments beginning on the first anniversary of the grant date, in each case, contingent on Ms. Comonte’s continued service with the Company on each vesting date. These equity awards were forfeited at the time of Ms. Comonte’s resignation from the Company in May 2021.
Other Compensation and Governance Programs, Policies and Guidelines
Stock Ownership Policy
We have an executive stock ownership policy requiring Mr. Garutti, as of January 15, 2020, Ms. Fogertey as of June 14, 2027 and Mr. Koff, as of June 9, 2025, to hold shares of our Class A common stock or LLC Interests with a value equal to two times for Mr. Garutti and one times for Ms. Fogertey and Mr. Koff of their respective annual base salaries. Securities that qualify in determining whether Mr. Garutti, Ms. Fogertey and Mr. Koff have satisfied the shareholding requirements include (i) issued and outstanding shares of Class A common stock held beneficially or of record, (ii) issued and outstanding LLC Interests held beneficially or of record, (iii) issued and outstanding shares of Class A common stock or LLC Interests held by a qualifying trust (i.e., a trust created for the benefit of the executive officer, his or her spouse or members of his or her immediate family), (iv) issued and outstanding shares of Class A common stock or LLC Interests held by a 401(k) or other qualified pension or profit-sharing plan for the benefit of the executive officer, and (v) shares of Class A common stock underlying vested Shake Shack time-based stock options and restricted stock units deliverable upon exercise or settlement in full, less tax withholdings and, in the case of stock options, a number of shares of Class A common stock with a value equal to the exercise price thereof.
Hedging Policy
We have a policy that precludes all of the Company’s employees, including our NEOs, along with our directors, from engaging in hedging transactions involving the Company’s equity securities, including short selling, buying exchange-traded put options or call options associated with our stock, transactions relating to zero-cost collars, forward sales contracts, purchases of the Company’s securities on margin and pledging the Company’s securities as collateral to secure loans. We aim to restrict these transactions because they could serve to “hedge” the risk of owning our stock and otherwise can be highly speculative transactions with respect to our stock.
Employment Agreements
We entered into an amended and restated employment agreement with Mr. Garutti, effective as of October 25, 2018; an employment agreement with Ms. Comonte, effective as of June 12, 2017; an employment agreement with Ms. Fogertey, effective as of June 14, 2021 and an amended and restated employment agreement with Mr. Koff, effective as of January 5, 2017. The material terms of such agreements are summarized below.

Pursuant to advice of a tax advisor retained by the Company, effective as of the start of fiscal 2018, Mr. Garutti ceased to be treated as an employee of the Company for tax purposes, while remaining a partner of SSE Holdings. So that he is not adversely impacted by the cessation of his status as an employee of the Company for income tax purposes, pursuant to his amended and restated employment agreement, Mr. Garutti is entitled to an annual gross-up payment that will leave Mr. Garutti in the same economic position as if he had been classified as an employee for income tax purposes. The gross-up arrangement is expected to have a minimal impact on the Company. The Company also will reimburse Mr. Garutti for any expenses he incurs in connection with calculating his tax obligations pursuant to the amended and restated employment agreement.
Position and Employment Term
Under the applicable employment agreements, during their respective terms of employment, Mr. Garutti, Ms. Comonte, Ms. Fogertey, and Mr. Koff will serve as Chief Executive Officer, President and Chief Financial Officer, Chief Financial Officer, and Chief Operating Officer, respectively, of Shake Shack, SSE Holdings and all of its affiliates. The current employment terms are as follows: (i) for Mr. Garutti, through October 25, 2024 (the term was automatically extended on October 25, 2021 for an additional three years) with automatic three (3)-year renewal terms thereafter, unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term; (ii) for Ms. Comonte, which the agreement automatically renewed on June 12, 2020 through June 12, 2021, with automatic one (1)-year renewal terms thereafter, unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term; (iii) for Ms. Fogertey, through June 14, 2024, with automatic one (1)-year renewal terms thereafter, unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term; and (iv) for Mr. Koff through January 5, 2023 (the term was automatically extended on January 2, 2022 for an additional year), with automatic one (1)-year renewal terms thereafter unless either party provides written notice of non-extension within 90 days of the expiration of the then-current term. On March 23, 2021, Ms. Comonte informed the Company that she would be resigning from the Company on May 7, 2021 following the Company’s filing of its earnings release and Quarterly Report on Form 10-Q for the fiscal first quarter 2021 reporting period.
Base Salary, Annual Bonus and Equity Compensation
The annual base salary for fiscal 2021 for each of Ms. Comonte and Mr. Koff was increased to $578,235, and $330,750, respectively. In connection with her commencement of service with the Company in fiscal 2021 and in accordance with her employment agreement, Ms. Fogertey’s annual base salary for fiscal 2021 was $450,000. The actual base salaries earned by Ms. Comonte and Ms. Fogertey in fiscal 2021 were less than these reported amounts, reflecting their service with the Company for only a portion of fiscal 2021. Mr. Garutti’s base salary for fiscal 2021 remained unchanged from fiscal 2020 at $630,250, which base salary had been reduced effective April 2, 2020 through September 24, 2020 from $630,250 to $600,233 in response to the impact of the COVD-19 pandemic.
In addition, pursuant to their employment agreements, Mr. Garutti, Ms. Comonte, Ms. Fogerty, and Mr. Koff are eligible to receive short-term cash incentives upon the attainment of Company performance goals established by the Compensation Committee. The amount of the annual performance-based cash bonus that may be received by Mr. Garutti, Ms. Comonte, Ms. Fogertey and Mr. Koff upon attainment of target performance for the 2021 fiscal year was 75% of base salary, 50% of base salary, 50% of base salary and 35% of base salary respectively, and the maximum amount of the annual performance-based cash bonus that may be received by Mr. Garutti, Ms. Comonte, Ms. Fogertey, and Mr. Koff for the 2021 fiscal year was 150% of base salary, 100% of base salary, 100% of base salary and 58.45% of base salary, respectively.
Under the employment agreements, Mr. Garutti, Ms. Comonte, Ms. Fogertey, and Mr. Koff are also eligible for annual equity awards, the form and terms of which will be determined by the Compensation Committee in its discretion. Ms. Comonte’s employment agreement entitled her to an annual equity award in each of 2018, 2019, 2020, and 2021 consisting of  (i) RSUs with a grant date fair value equal to $500,000, and (ii) options equal to an accounting value based on the Black-Scholes option pricing model of $100,000 on the date of grant, in each case, subject to vesting over a five-year period following the date of grant, contingent on Ms. Comonte’s continued employment with the Company through such vesting date. Ms. Fogertey’s employment agreement entitles her to an annual equity award with a minimum target value of $500,000 in each fiscal year commencing with fiscal 2022, and to a one-time RSU award with a grant date fair value equal to $2,000,000 subject to vesting over a five-year period following the date of grant, contingent on Ms. Fogertey’s continued employment with the Company through such vesting date.
Severance
The employment agreement for each of Mr. Garutti, Ms. Comonte, Ms. Fogertey and Mr. Koff provides for severance upon a termination by us without cause or by Mr. Garutti, Ms. Comonte, Ms. Fogertey and Mr. Koff for good reason, in each case, subject to the execution and non-revocation of a waiver and release of claims by Mr. Garutti, Ms. Comonte, Ms. Fogertey or Mr. Koff, as applicable.
Upon such a termination, each of Mr. Garutti, Ms. Comonte, Ms. Fogertey and Mr. Koff is entitled to severance consisting of  (a) continued base salary (i) for Mr. Garutti, for 18 months following the date of termination, (ii) for each of Ms. Comonte and Mr. Koff, for 12 months following the date of termination, and (iii) for Ms. Fogertey, during the severance period, which is three months if Ms. Fogertey has completed six months of service, six months if Ms. Fogertey has completed one year of service, and thereafter, one additional month for every twelve months of service, up to 12 months of serverance, (b) a prorated annual cash bonus for the year of termination based on actual individual and Company performance, and (c) reimbursement of COBRA premiums such that the cost of coverage is equal to the cost for then current employees for up to the applicable severance period described in subpart (a) of this sentence.
Upon such a termination, Mr. Garutti is entitled to accelerated vesting of a prorated portion of all of the annual equity awards that would have vested within 18 months following the date of termination absent such termination, and each of Ms. Comonte and Mr. Koff is entitled to accelerated vesting of a prorated portion of the annual equity award or, in the case of Ms. Comonte, the restricted stock unit award she was granted in connection with her new employment agreements, in any event, that would next vest following the date of termination, such amount to be based on the number of full fiscal months elapsed during the twelve month period between the previous vesting date or, if none, the award date, and the date of termination.
For purposes of the employment agreements, the Company will have “cause” to terminate each of Mr. Garutti’s, Ms. Comonte’s, Ms. Fogertey’s or Mr. Koff’s employment upon (a) his or her willful misconduct, gross negligence or act of dishonesty with regard to the Company or any of its affiliates, which in either case, results in or could reasonably be expected to result in material harm to the Company or such affiliate, (b) his or her willful and continued failure to attempt to perform his or her duties with the Company or any of its affiliates (other than any such failure resulting from disability), which failure is not remedied within 30 days after receiving written notice thereof, (c) his or her conviction of  (or his or her plea of guilty or nolo contendere to) any felony involving moral turpitude (other than traffic related offenses or as a result of vicarious liability), or (d) his or her material breach of any material provision of the employment agreement, which breach is not remedied within 10 days after receiving written notice thereof.
For purposes of the employment agreements, each of Mr. Garutti, Ms. Comonte, Ms. Fogertey and Mr. Koff will have “good reason” to terminate his or her employment after the occurrence, without his or her consent, of  (a) any material adverse change in base salary, position, duties, responsibilities, authority, title or reporting obligations, or the assignment of duties that are materially inconsistent with his or her position, (b) a relocation of principal business location by more than (i) 25 miles, in the case of Mr. Garutti, and (ii) 50 miles, in the case of each of Ms. Comonte, Ms. Fogertey and Mr. Koff, from its then current location, or (c) any other material breach by the Company of the employment agreement or any other agreement with him or her. However, no termination for good reason will be effective unless (i) Mr. Garutti, Ms. Comonte, Ms. Fogertey or Mr. Koff, as applicable, provides the Company with at least 30 days prior written notice of his or her intent to resign for good reason (which notice must be provided within 60 days following the occurrence of the event(s) purported to constitute good reason); (ii) the Company has not remedied the alleged violation(s) within the 30-day period; and (iii) Mr. Garutti, Ms. Comonte, Ms. Fogertey or Mr. Koff’s resignation, as applicable, becomes effective no later than 30 days after the Company has either failed to cure such event or indicated that it will not cure such event.
Restrictive Covenants
Pursuant to their respective employment agreements, Mr. Garutti, Ms. Comonte, Ms. Fogertey and Mr. Koff are subject to certain non-competition and non-solicitation restrictions during employment and for a (a) 18-month period, in the case of Mr. Garutti, and (b) 12-month period, in the case of each of Ms. Comonte, Ms. Fogertey and Mr. Koff, after termination of employment. During the restricted period, Mr. Garutti may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of  (a) “better burger” restaurants, (ii) “quick service” or “fast food” restaurants with an emphasis on hamburgers, and (c) restaurants that derive 50% of more of their revenues from the sale of hamburgers, hot dogs, chicken, French fries, and/or frozen desserts. Each of Five-Guys and In-N-Out are included in the competitive restrictions described above. Each of Ms. Comonte, Ms. Fogertey and Mr. Koff may not compete, directly or indirectly, with the Company in the business of developing, managing, and/or operating of  (a) “better burger” restaurants, (b) “quick service” or “fast food” restaurants with an emphasis on hamburgers, or (c) “fast casual” restaurants.
No severance payments or benefits described above shall be paid following the first date that any of Mr. Garutti, Ms. Comonte, Ms. Fogertey or Mr. Koff violates his or her restrictive covenants. However, if the employment of either of Ms. Comonte or Mr. Koff is terminated by the Company without cause or by either of Ms. Comonte or Mr. Koff for good reason, Ms. Comonte or Mr. Koff, as applicable, may compete in the “fast casual” restaurant business during the restricted period without violating his or her employment agreement but he or she will not receive any severance after the date he or she begins to compete in the “fast casual” restaurant business.
Other Benefits
Our NEOs, like our other employees, participate in health and welfare benefit plans, subject to satisfying eligibility requirements. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package.
Health & Wellness
All of our full-time employees, including our NEOs, are eligible to participate in health and welfare plans maintained by the Company, including:
•
Medical, dental and vision benefits;

•
Medical care flexible spending accounts;

•
Short-term and long-term disability insurance;

•
Life insurance.

Our NEOs participate in these plans largely on the same basis as other eligible employees. Beginning in July 2018, Shake Shack obtained individual long-term disability plans for each of the NEOs to provide for the same level of coverage provided to all other eligible participants in the group long-term disability plan.
Retirement Plan
The Company’s employees, including our NEOs, participate in the Company’s 401(k) retirement savings plan (the “401(k) plan”), subject to satisfying eligibility requirements. The Internal Revenue

Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company does not currently match contributions made under the 401(k) plan by our NEOs and other highly compensated employees. We believe that providing a vehicle for tax deferred retirement savings through the 401(k) plan adds to the overall desirability of our executive compensation package.
Limited Perquisites and Other Personal Benefits
We have not provided perquisites to our NEOs that are not generally available to other employees. From time to time, we may provide such benefits for recruitment or retention purposes.
Tax Considerations
Deductibility of Executive Compensation
We may be entitled to a tax deduction in connection with the vesting, settlement, or exercise of an award in an amount equal to the ordinary income realized by a participant at the time the participant recognized such income. However, we are subject to IRC Section 162(m), which places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain executive officers. While the Compensation Committee considers the deductibility of compensation as one factor in determining the overall level of compensation and the mix of compensation among individual elements, the Compensation Committee also looks at other factors in making its decisions and will retain the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible for tax purposes.
Accounting Considerations
The Compensation Committee recognizes accounting implications that may impact executive compensation. For example, we recognize expense related to salaries and performance-based cash compensation when earned in our financial statements. US GAAP also requires us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees.
COMPENSATION COMMITTEE REPORT
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K. Based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
This report has been furnished by the members of the Compensation Committee.
THE COMPENSATION COMMITTEE
Sumaiya Balbale, Chair
Anna Fieler
Jenna Lyons
Jonathan D. Sokoloff
Robert Vivian

FISCAL 2021 COMPENSATION TABLES
Summary Compensation
The following table sets forth our NEO’s total compensation for fiscal 2021, 2020 and 2019.
Named Executive Officer and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)
Randy Garutti Chief Executive Officer	2021	630,250	—	3,549,992	—	623,103	—	663,217	5,466,562
	2020	611,552	30,000	1,500,013	—	94,538	—	494,684	2,730,786
	2019	600,233	—	787,506	—	706,527	—	221,650	2,315,916
Katherine Fogertey Chief Financial Officer	2021	238,846	—	2,650,010	—	165,824	—	1,015	3,055,695
Zachary Koff Chief Operating Officer	2021	328,024	—	1,350,071	—	130,503	—	1,977	1,810,576
	2020	305,655	15,000	400,056	—	37,050	—	1,631	743,342
	2019	300,000	—	420,034	—	135,074	—	1,631	856,738
Tara Comonte Former President, Chief Financial Officer	2021	210,960	—	1,550,169	100,046	58,650	—	3,933	1,923,758
	2020	534,362	30,000	1,100,038	100,014	55,070	—	9,440	1,828,924
	2019	524,475	—	1,025,046	100,000	400,930	—	8,933	2,059,383
(1)
The amounts in this column for Ms. Fogertey and Ms. Comonte are pro-rated to reflect time served in the position in fiscal 2021.

(2)
The amounts in this column represent a one-time discretionary, spot bonus awarded in fiscal 2020.

(3)
The amounts in this column represent the aggregate grant date fair value of RSUs and PSUs granted to our NEOs in fiscal 2021, fiscal 2020 and fiscal 2019. The fair value of RSUs and PSUs is based on the market value of the Company’s Class A common stock on the date of grant computed in accordance with FASB ASC Topic 718. Amounts disclosed for PSUs granted are based upon the most probable outcome of performance conditions on the grant date, which were 100%, 100% and 110%, respectively for fiscal 2021, fiscal 2020 and fiscal 2019, of the target performance goals. The fair value of PSUs granted in fiscal 2021 assuming achievement of the maximum performance level of 125% for the PSU granted in March 2021 and 200% for the PSU granted in November 2021 would be $4,125,147, $1,125,051, $1,687,700, and $843,893 for Mr. Garutti, Ms. Fogertey, Mr. Koff, and Ms. Comonte respectively. The fair value of PSUs granted in fiscal 2020 assuming achievement of the maximum performance level of 125% would have been $937,508, $375,018 and $250,036 for Mr. Garutti, Ms. Comonte and Mr. Koff, respectively. The fair value of PSUs granted in fiscal 2019 assuming achievement of the maximum performance level of 125% would have been $468,754, $312,524 and $250,020 for Mr. Garutti, Ms. Comonte and Mr. Koff, respectively.

(4)
The amounts in this column represent the aggregate grant date fair value of stock option awards granted, computed in accordance with FASB ASC Topic 718 utilizing the Black-Scholes option pricing model. The assumptions used in determining such amounts are described in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2021.

(5)
The amounts in this column for Ms. Fogertey and Ms. Comonte are pro-rated to reflect time served in the position in fiscal 2021.

(6)
For Mr. Garutti, these amounts represent gross up and tax equalization payments of  $650,790 and the $12,427 premium paid under our executive disability insurance plan in 2021, gross up and tax equalization payments of  $482,338 and the $12,346 premium paid under our executive disability insurance plan in 2020, gross up and tax equalization payments of  $210,615 and the $11,035 premium paid under our executive disability insurance plan in 2019; for Ms. Fogertey, this amount represents the premium paid under our executive disability insurance plan in 2021; for Mr. Koff, these amounts represent the premiums paid under our executive disability insurance plan in 2021, 2020 and 2019; for Ms. Comonte, these amounts represent the premiums paid under our executive disability insurance plan in 2021, 2020 and 2019.

Grants of Plan-Based Awards
The following table sets forth information with respect to plan-based awards made to our NEOs in fiscal 2021.
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum
Named Executive Officer	Type	Date	($)	($)	($)	(#)(1)	(#)(1)	(#)(1)	(#)(2)	(#)(2)	($/Sh)	($)(2)
Randy Garutti	Cash Incentive	12/31/2020	—	472,688	945,376	—	—	—	—	—	—	—
	RSUs	3/15/2021	—	—	—	—	—	—	5,784	—	—	750,069
	PSUs	3/15/2021	—	—	—	—	11,568	14,460	—	—	—	1,500,139
	PSUs	11/15/2021	—	—	—	—	17,701	35,402	—	—	—	1,299,784
Katherine Fogertey	Cash Incentive	6/14/2021	—	123,008	246,016	—	—	—	—	—	—	—
	RSUs	7/15/2021	—	—	—	—	—	—	21,497	—	—	2,000,081
	PSUs	11/15/2021	—	—	—	—	8,851	17,702	—	—	—	649,929
Zachary Koff	Cash Incentive	12/31/2020	—	114,912	191,902	—	—	—	—	—	—	—
	RSUs	3/15/2021	—	—	—	—	—	—	1,928	—	—	250,023
	PSUs	3/15/2021	—	—	—	—	3,471	4,339	—	—	—	450,119
	PSUs	11/15/2021	—	—	—	—	8,851	17,702	—	—	—	649,929
Tara Comonte	Cash Incentive	12/31/2020	—	70,161	140,322	—	—	—	—	—	—	—
	RSUs	1/4/2021	—	—	—	—	—	—	6,066	—	—	500,020
	RSUs	3/15/2021	—	—	—	—	—	—	2,892	—	—	375,035
	PSUs	3/15/2021	—	—	—	—	5,206	6,508	—	—	—	675,114
	Options	3/22/2021	—	—	—	—	—	—	—	1,698	58.92	100,046
(1)
Reflects PSUs granted under the 2015 Incentive Award Plan.

(2)
Reflects RSUs granted under the 2015 Incentive Award Plan.

(3)
Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. For stock awards, the grant date fair value is based on the closing market price of our Class A Common Stock on the grant date. For option awards, the grant date fair value is determined using the Black-Scholes option pricing model. The assumptions used in determining such amounts are described in Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2021. For awards subject to performance conditions, the grant date fair value is based upon the probable outcome of the performance conditions on the grant date, which was 100%.

Outstanding Equity Awards
The following table sets forth certain information with respect to outstanding equity awards of our NEOs as of December 29, 2021.
	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Randy Garutti					23,230	1,628,655(2)	29,269	2,052,050(3)
Katherine Fogertey					21,497	1,507,155(4)	8,851	620,544(5)
Zachary Koff	24,000		21.00	1/29/2025	8,609	603,577(6)	12,322	863,895(7)

(1)
Based on the NYSE closing price on December 29, 2021.

(2)
Consists (i) 3,573 RSUs granted on March 1, 2019 that will vest equally over two installments on March 1, 2022 and March 2023; (ii) 4,039 PSUs granted on March 1, 2019, which were earned based on the achievement of the 2020 performance criteria established by the Compensation Committee as certified by the Compensation Committee on February 28, 2020 and which will vest in two equal installments on each March 1, 2022 and March 1, 2023; (iii) 9,834 RSUs granted on March 2, 2020 that will vest equally over three installments on March 2, 2022, March 2, 2023 and March 2, 2024; and (iv) 5,784 RSUs granted on March 15, 2021 that will vest equally over four installments on March 15, 2022, March 15, 2023, March 15, 2024 and March 15, 2025.

(3)
Consists of (i) 11,568 PSUs, at target, granted on March 15, 2021 that vest equally over four installments on March 15, 2022, March 15, 2023, March 15, 2024 and March 15, 2025. The PSUs earned are based on the achievement of the 2021 performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2022 and (ii) 17,701 PSUs, at target, granted on November 15, 2021 that will cliff vest on March 1, 2025. The PSUs earned are based on the achievement of the 2024 cumulative performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2025.

(4)
Consists of  21,497 RSUs granted on July 15, 2021 when Ms. Fogertey joined the Company, which vest in five equal installments on July 15, 2022, July 15, 2023, July 15, 2024, July 15, 2025 and July 15, 2026.

(5)
Consists of 8,851 PSUs, at target, granted on November 15, 2021 that will cliff vest on March 1, 2025. The PSUs earned are based on the achievement of the 2024 cumulative, performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2025.

(6)
Consists (i) 1,906 RSUs granted on March 1, 2019 that will vest equally over two installments on March 1, 2022 and March 2023; (ii) 2,152 PSUs granted on March 1, 2019, which were earned based on the achievement of the 2019 performance criteria established by the Compensation Committee as certified by the Compensation Committee on February 28, 2020 and which will vest in two equal installments on each March 1, 2022 and March 1, 2023; (iii) 2,623 RSUs granted on March 2, 2020 that will vest equally over three installments on March 2, 2022, March 2, 2023 and March 2, 2024; and (iv) 1,928 RSUs granted on March 15, 2021 that will vest equally over four installments on March 15, 2022, March 15, 2023, March 15, 2024 and March 15, 2025.

(7)
Consists of (i) 3,471 PSUs, at target, granted on March 15, 2021 that vest equally over four installments on March 15, 2022, March 15, 2023, March 15, 2024 and March 15, 2025. The PSUs earned are based on the achievement of the 2021 performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2022 and (ii) 8,851 PSUs, at target, granted on November 15, 2021 that will cliff vest on March 1, 2025. The PSUs earned are based on the achievement of the 2024 cumulative, performance criteria established by the Compensation Committee as certified by the Compensation Committee in February 2025.

Option Exercises and Stock Vested
The following table sets forth information with respect to the exercise of stock options by our NEOs during fiscal 2021 and the vesting of the RSUs held by the NEOs during fiscal 2021.
	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy Garutti	285,000	27,429,430	8,992	1,004,373
Zachary Koff	7,300	511,000	3,736	416,598
Tara Comonte	2,999	175,402	10,073	985,196

Nonqualified Deferred Compensation
The following table sets forth our nonqualified deferred compensation as of December 29, 2021.
Named Executive Officer	Named Executive Officer Contributions In Fiscal 2021($)	Registrant Contributions inFiscal 2021 ($)	Aggregate Earnings inFiscal 2021 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 29, 2021($)
Randy Garutti	—	—	—	—	—
Tara Comonte	—	—	—	—	—
Zachary Koff	—	—	—	—	—
Potential Payments Upon Termination
The following table presents the amount of compensation payable to each of our NEOs (other than Ms. Comonte) as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 29, 2021 (with annual bonuses being based on actual performance through December 29, 2021). The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment and would vary from those listed below. Generally, in the event of a termination for Cause, or resignation without Good Reason, our NEOs are entitled only to earned but unpaid salary, vested benefits under any applicable benefit plans, reimbursement of incurred expenses, and all accrued but unused vacation pay. Ms. Comonte resigned from the Company effective May 7, 2021. In connection with her resignation, Ms. Comonte did not receive any compensation or benefits in excess of what is generally provided to the Company’s salaried employees in connection with a voluntary resignation under similar circumstances.
Potential Payments Upon Termination without Cause or Resignation with Good Reason(1)
Compensation Element	Mr. Garutti(2)	Ms. Fogertey	Mr. Koff
Accrued and Unpaid Salary and Other Benefits ($)	44,805	15,049	30,571
Short-Term Bonus ($)	118,172	56,250	23,153
Salary through Employment Term ($)	945,375	112,500	330,750
Total Cash Payments ($)	1,108,352	183,799	384,474
Acceleration of Unvested Equity Awards ($)(3)	1,601,593	—	223,725
COBRA ($)	22,910	—	23,182
TOTAL	2,732,855	183,799	631,381
Potential Payments Upon Termination Due to Death or Disability(4)
Compensation Element	Mr. Garutti	Ms. Fogertey	Mr. Koff
Acceleration of Unvested Equity Awards ($)(3)	202,758	—	67,586
TOTAL ($)	2,935,613	183,799	698,967

(1)
Amounts listed in this table are calculated in accordance with the terms of the applicable employment agreement.

(2)
Pursuant to the gross-up arrangement in Mr. Garutti’s employment agreement, a true up payment may be required to be made, but no amount has been included here since the information required to calculate any amount that would be due is not available nor reasonably estimable.

(3)
Amounts listed in this table are calculated in accordance with the terms of the applicable employment agreement, equity award agreement and governing equity plan documents, as applicable. Equity values are determined based on the closing price of our Class A common stock on December 29, 2021 and equity holdings as of that date.

(4)
If an NEO dies or becomes Disabled (as the term is defined in the applicable PSU award agreement) in the period a PSU is subject to performance criteria, a portion of that tranche will vest, pro rata, based on service provided.

Equity Compensation Plan Information Table
The following table sets forth our shares authorized for issuance under our equity compensation plans as of December 29, 2021.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders(1)	154,231	$21.77	2,999,817
Equity compensation plans not approved by security holders	—	—	—
Total	154,231	$21.77	2,999,817
(1)
Includes awards granted and available to be granted under our 2015 Incentive Award Plan.

(2)
This amount represents shares of common stock available for issuance under the 2015 Incentive Award Plan, which include stock options, PSUs and RSUs.

CEO PAY RATIO
Overview
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. Garutti, our Chief Executive Officer.
For the fiscal year ended December 29, 2021, our last completed fiscal year, the annual total compensation of the individual identified as the median compensated employee of the Company (excluding our CEO) was $18,432. The annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $5,466,562. Pursuant to Item 402(u) of Regulation S-K the resulting ratio to the compensation of our median compensated employee is 297 to 1.
Methodology and Key Assumptions
To identify the median compensated employee and to determine the annual total compensation of the median compensated employee, we used the following assumptions and methodology:
•
We prepared a list of all of Shake Shack’s 9,264 employees (excluding the CEO) as of November 24, 2021.

•
The consistently applied compensation measure (CACM) we used was taxable income (Internal Revenue Service Form W-2, Box 1) for 2021 and annualized the CACM, if available, for individuals employed less than a full year.

•
The median employee identified was a team member in one of our locations.

•
After identifying the median employee, we calculated annual total compensation for this employee using the same methodology we use for calculating the total compensation of our CEO as set forth in the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Union Square Hospitality Group
Daniel Meyer, our Chairman of the Board of Directors, serves as USHG’s Chief Executive Officer. As a result, Mr. Meyer may be deemed to have an interest in transactions between us and USHG.
Management Services Agreement with USHG, LLC
On October 16, 2009, we entered into a Management Services Agreement with USHG, LLC, a subsidiary of USHG (the “Management Company”), pursuant to which the Management Company has provided management services to SSE Holdings, including executive leadership, strategic development, real estate, financial, legal, administrative, operations and human resources services. In exchange for such management services, we paid a monthly fee to the Management Company based on our sales for the relevant period. In addition, we agreed to indemnify the Management Company to the fullest extent permitted by law from and against all losses arising from its performance under the Management Services Agreement.
Effective January 2015, we entered into the Amended and Restated Management Services Agreement with the Management Company, pursuant to which the Management Company provides, at our election, certain reduced management services to SSE Holdings comprised of executive leadership from Mr. Meyer and other members of USHG’s senior management; menu innovation advisory services by Mr. Meyer; strategic development advisory services by Mr. Meyer; leadership development services; and limited human resources services. In addition, we are no longer obligated to pay management fees to the Management Company in connection with any services. The initial term of the Amended and Restated Management Services Agreement is through December 31, 2019, with renewal periods, which were not renewed.
Master License Agreement with Union Square Events
In fiscal 2011, we entered into a Master License Agreement (as amended, the “MLA”) with Hudson Yards Sports and Entertainment LLC (“HYSE”), a subsidiary of USHG, and assigned in 2019 to Hudson Yards Catering (“HYC”), the parent of HYSE, to operate Shake Shack branded limited menu concession stands in sports and entertainment venues within the United States. The agreement expires on December 31, 2027 and includes five consecutive five-year renewal options at HYC’s option. As consideration for these rights, HYC pays us a license fee based on a percentage of net food sales (as defined in the MLA). HYC also pays us a percentage of profits on sales of branded beverages (as defined in the MLA). For the fiscal year ended December 29, 2021, HYC paid $320,000 in license fees pursuant to the MLA.
Madison Square Park Conservancy
Mr. Meyer serves as a director of the Madison Square Park Conservancy (“MSP Conservancy”), with which we have a license agreement and pay license fees to operate our Madison Square Park Shack. Amounts paid to Madison Square Park Conservancy as rent amounted to $863,000 for fiscal 2021.
Share Our Strength
Mr. Meyer serves as a director of Share Our Strength, for which Shake Shack has held the “Great American Shake Sale” to raise money and awareness for childhood hunger. During the Great American Shake Sale, we encourage guests to donate money to Share Our Strength’s No Kid Hungry campaign in exchange for a coupon for a free shake. All of the guest donations we collect go directly to Share Our Strength. We did not hold this event in fiscal 2020 and 2021 due to the COVID-19 pandemic.

Olo, Inc.
Mr. Meyer serves as a director of Olo, Inc. (“Olo”), formerly known as “Mobo Systems, Inc”., a platform we use in connection with our mobile ordering application. Amounts paid to Olo for fiscal 2021 amount to $406,000.
Block, Inc.
In July 2017, Mr. Garutti joined the board of directors of Block, Inc. (“Block”), formerly known as “Square, Inc.”. We currently use certain point-of-sale applications, payment processing services, hardware and other enterprise platform services in connection with the processing of a limited amount of sales at certain of our locations, sales for certain off-site events and in connection with our kiosk technology. Amounts paid to Block for fiscal 2021 amount to $2,844,000.
USHG Acquisition Corp.
Mr. Garutti serves as a member of the board of directors of USHG Acquisition Corp. in which Mr. Meyer serves as the chairman of the board of directors. USHG Acquisition Corp. is a newly organized blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. No amounts were paid to USHG Acquisition Corp. during fiscal 2021.
The IPO and Other Organizational Transactions
In connection with the IPO, we engaged in transactions with certain of our directors, executive officers and other persons and entities which are or became holders of more than 5% of our Class A common stock or Class B common stock upon the consummation of the IPO and other transactions completed in connection with the IPO (collectively, the “Organizational Transactions”), including entry into the SSE Holdings LLC Agreement, the Stockholders Agreement, the Tax Receivable Agreement, and the Registration Rights Agreement, each of which is discussed below.
SSE Holdings LLC Agreement
We operate our business through SSE Holdings and its subsidiaries. We and the owners of SSE Holdings at the time of the IPO entered into SSE Holdings’ third amended and restated limited liability company agreement (as amended, the “SSE Holdings LLC Agreement”), effective February 4, 2015. The operations of SSE Holdings, and the rights and obligations of the holders of LLC Interests, are set forth in the SSE Holdings LLC Agreement.
The SSE Holdings LLC Agreement provides the owners of SSE Holdings following the IPO with the right to have their LLC Interests redeemed for, at our election, either newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications).
Share settlement will be the default for settlement unless and until a majority of the members of our Board of Directors who do not hold any LLC Interests elect cash settlement. In the event of cash settlement, we would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fund the cash settlement which, in effect, limits the amount of the cash payment to the redeeming member. If we decide to make a cash payment, an owner of SSE Holdings has the option to rescind its redemption request within a specified time period.
Upon the effective date of redemption, the redeeming member will surrender its LLC Interests to SSE Holdings for cancellation. Concurrently, we will contribute either cash or shares of Class A common stock to SSE Holdings, which will then distribute such cash or shares of Class A common stock to the redeeming owner of SSE Holdings to complete the redemption. In addition, SSE Holdings will issue to us an amount of newly-issued LLC Interests equal to the number of LLC Interests redeemed from the owner of SSE Holdings.

In the event of a redemption request by an owner of SSE Holdings, we may, alternatively and at our option, effect a direct exchange of cash or our Class A common stock for such LLC Interests with such owner of SSE Holdings in lieu of a redemption.
Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Interests that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
In fiscal 2021, redemptions were executed for the following directors, executive officers and beneficial owners of more than 5% of our Class A common stock or Class B common stock (and family members of the foregoing) on the following dates, in the following amounts:
Redeeming Owners of SSE Holdings	Effective Dates of Redemption	Shares of Class A Common Stock Issued upon Redemption
Joan W. Harris Revocable Trust Dated 4/1/93	January 25, 2021	2,400
Isaac Weiss-Meyer Qualified Minor’s Trust Dated 12/22/05	February 25, 2021	600
Amy Weiss-Meyer Qualified Minor’s Trust Dated 12/22/05	February 25, 2021	600
David A. Swinghamer	February 25, 2021	5,000
Richard Coraine 2012 Family Trust	February 25, 2021	10,000
Nancy Meyer	February 25, 2021	3,000
Roxanne H. Frank Revocable Trust Dated 9/30/75	March 25, 2021	8,000
Erin Moran	June 25, 2021	1
Stockholders Agreement
We entered into the stockholders agreement (as amended, the “Stockholders Agreement”) with each member of the Voting Group, effective February 4, 2015. USHG, of which Mr. Meyer serves as Chief Executive Officer, is a party to the Stockholders Agreement.
The Stockholders Agreement, as further described below, contains specific rights, obligations and agreements of these parties as owners of our Class A common stock and Class B common stock.
Voting Agreement. Under the Stockholders Agreement, the members of the Voting Group agree to take all necessary action, including casting all votes to which such members are entitled to cast at any annual or special meeting of stockholders, so as to ensure that the composition of our Board of Directors and its committees complies with the provisions of the Stockholders Agreement related to the composition of our Board of Directors and its committees.
In addition, the members of the Voting Group agree to vote their shares of Class A common stock and Class B common stock in favor of the election of the nominees of certain members of the Voting Group to our Board of Directors and committees upon their nomination by the nominating and corporate governance committee of our Board of Directors.
Meyer Group Approvals. Under the Stockholders Agreement, the actions listed below by us or any of our subsidiaries require the approval of the Meyer Group for so long as the Meyer Group collectively owns at least 10% of the total shares of Class A common stock and Class B common stock owned by it immediately following the consummation of the IPO. The actions include:
•
change in control transactions;

•
the sale, lease or exchange of all or a substantial amount of the property and assets of Shake Shack, SSE Holdings or any of SSE Holdings’ subsidiaries, taken as a whole;

•
initiating any liquidation, dissolution, bankruptcy or other insolvency proceeding involving Shake Shack, SSE Holdings or any of their respective subsidiaries;

•
terminating the employment of our Chief Executive Officer or hiring a new Chief Executive Officer;

•
any authorization or issuance of equity securities of Shake Shack or its subsidiaries other than (i) pursuant to any equity incentive plans or arrangements approved by our Board of Directors or (ii) upon an exchange of shares of Class B common stock together with SSE Holdings Units for shares of Class A common stock;

•
increasing or decreasing the size of our Board of Directors; and

•
any amendment or amendments to the organizational documents of Shake Shack or SSE Holdings.

Tax Receivable Agreement
We entered into the tax receivable agreement (the “TRA”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The TRA provides for the payment by us to such persons of 85% of the amount of tax benefits, if any, that we actually realize, or in some circumstances are deemed to realize, as a result of  (i) increases in our share of the tax basis in the net assets of SSE Holdings resulting from any redemptions or exchanges of LLC Interests, (ii) tax basis increases attributable to payments made under the TRA, and (iii) deductions attributable to imputed interest pursuant to the TRA (the “TRA Payments”). The TRA Payments are not conditioned upon any continued ownership interest in either SSE Holdings or us by any owner of SSE Holdings following the IPO. The rights of each owner of SSE Holdings following the IPO under the TRA are assignable to transferees of its LLC Interests (other than Shake Shack as transferee pursuant to subsequent redemptions (or exchanges) of the transferred LLC Interests). We expect to benefit from the remaining 15% of tax benefits, if any, that we may actually realize.
In fiscal 2021, no payments were made to the members of SSE Holdings subject to the provisions of the TRA and in fiscal 2020, payments totaled $6,643,000. As of December 29, 2021, the total amount of TRA Payments due under the TRA was $234,045,000.
Registration Rights Agreement
We entered into the registration rights agreement (as amended, the “Registration Rights Agreement”), effective February 4, 2015, with the owners of SSE Holdings at the time of the IPO. The Registration Rights Agreement provides such owners certain registration rights whereby they can require us to register under the Securities Act of 1933, as amended (the “Securities Act”), shares of Class A common stock issuable to them upon redemption or exchange, at our election, of their LLC Interests, and certain affiliates of former indirect members of SSE Holdings can require us to register under the Securities Act the shares of Class A common stock issued to them in connection with the Organizational Transactions. The Registration Rights Agreement also provides for piggyback registration rights for the owners of SSE Holdings prior to the IPO.
Indemnification Agreements
Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”), subject to certain exceptions contained in our bylaws. In addition, our certificate of incorporation, provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or officer.
Policies and Procedures for Related Person Transactions
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers listed on the New York Stock Exchange. Under the policy:
•
any Related Person Transaction (as defined below), and any material amendment or modification to a Related Person Transaction, must be reviewed and approved or ratified by the Audit Committee, which is composed solely of independent directors who are disinterested, or by the disinterested members of the Board of Directors; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board of Directors for its approval.

A Related Person Transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 in any one fiscal year, and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. Further, if a Related Person enters into transactions, arrangements or relationships in which we were, are or will be a participant and the aggregate amount involved in such transactions, arrangements or relationships exceeds $120,000 in any one fiscal year, and in which any Related Person had, has or will have a direct or indirect material interest, each of such transactions, arrangements or relationships, in conformity with SEC rules, shall be deemed to be a Related Person Transaction for purposes of this policy.
A “Related Person” is each of the following: (i) any person who has served as a director or executive officer since the beginning of our last completed fiscal year; (ii) any nominee for director at the Annual Meeting; (iii) any person who beneficially owns more than 5% of our outstanding Class A common stock or Class B common stock; and (iv) any immediate family member, or other person (other than a tenant or employee), sharing the household of any person identified in part (i), (ii) or (iii).
Identification of Related Party Transactions
Our Legal department, in consultation with our Accounting/Finance department, is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential Related Person Transactions and then determining, based on the facts and circumstances, whether the potential Related Person Transactions do, in fact, constitute a Related Person Transaction. In addition, any potential Related Person Transaction that is proposed to be entered into by us must be reported to our General Counsel by both the related person and the person at the Company responsible for such potential Related Person Transaction.
Audit Committee Pre-Approval
If the Company’s Legal department determines that a transaction or relationship is a Related Person Transaction, then each such transaction will be presented to the Audit Committee of the Board of Directors. The Audit Committee will (i) review the relevant facts and circumstances of each Related Person Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Person’s interest in the transaction, (ii) take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and (iii) either approve, ratify or disapprove the Related

Person Transaction. If advance committee approval of a Related Person Transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting.
Management will update the Audit Committee as to any material changes to any approved or ratified Related Person Transaction and shall provide a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current Related Person Transactions.
No director may participate in approval of a Related Person Transaction for which he or she is a related person.
Disclosure
All Related Person Transactions are to be disclosed in the Company’s applicable filings as required by the Securities Act and the Exchange Act, and related rules. Furthermore, any Related Person Transaction must be disclosed to the full Board of Directors.
Other Agreements
Management must assure that all Related Person Transactions are not in violation of and are approved in accordance with any requirements of the Company’s financing or other material agreements.

AUDIT COMMITTEE REPORT
The following Report of the Audit Committee of the Board of Directors of Shake Shack Inc. (the “Company”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent we specifically incorporate this Report by reference.
Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management and EY the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2021 and Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The Audit Committee also has discussed with EY the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, “Communication with Audit Committees.”
The Audit Committee also received the written disclosures and the letter from EY that are required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence. The Audit Committee also considered whether EY’s provision of non-audit services to the Company is compatible with maintaining EY’s independence. This discussion and disclosure informed the Audit Committee of EY’s independence and assisted the Audit Committee in evaluating that independence. On the basis of the foregoing, the Audit Committee concluded that EY is independent from the Company, its affiliates and management.
Based upon its review of the Company’s audited financial statements and the discussions noted above, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements for the fiscal year ended December 29, 2021 be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.
This report has been furnished by the members of the Audit Committee.
THE AUDIT COMMITTEE
Robert Vivian, Chair
Sumaiya Balbale
Jeff Flug
Joshua Silverman

STOCKHOLDER PROPOSALS
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s annual meeting of stockholders to be held in 2023 must be received by the Company at the principal executive offices of the Company no later than the close of business on December 29, 2022. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2022 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on March 17, 2023 and not earlier than the close of business on February 15, 2023, assuming the Company does not change the date of the 2023 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2022 Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s amended and restated bylaws and be submitted in writing to the Secretary at the principal executive offices of the Company.
In addition to satisfying the requirements noted above, if a stockholder intends to comply with the SEC’s universal proxy rules (once effective) and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that provides the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at the Company’s principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the prior annual meeting of stockholders (for the 2023 annual meeting, no later than April 17, 2023). If the date of the 2023 annual meeting is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provided notice by the later of 60 calendar days prior to the date of the 2023 annual meeting and the 10th calendar day following the date on which public announcement of the date of the 2023 annual meeting is first made.
OTHER BUSINESS
The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.
Whether or not you expect to attend the meeting, please complete, date, sign and promptly return a proxy card, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our Internet website, investor.shakeshack.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2021 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 225 VARICK STREET, SUITE 301, NEW YORK, NEW YORK 10014, OR BY EMAIL AT INVESTOR@SHAKESHACK.COM

SCAN TO VIEW MATERIALS & VOTE SHAKE SHACK INC. 225 VARICK STREET, SUITE 301 NEW YORK, NY 10014 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SHAK2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D85085-P67934 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SHAKE SHACK INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Directors- Terms expiring at the 2025 Annual Meeting of Stockholders. Nominees: 01) Daniel Meyer 02) Anna Fieler 03) Jeff Flug ! ! ! The Board of Directors recommends you vote FOR proposals 2 and 3: 2. Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm. 3. Approval, on an advisory basis, of the compensation of our Named Executive Officers. For Against Abstain ! ! ! ! ! ! NOTE: You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com.

SHAKE SHACK INC. ANNUAL MEETING OF STOCKHOLDERS - JUNE 15, 2022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Randy Garutti (Chief Executive Officer) and Zachary Koff (Chief Operating Officer), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Shake Shack Inc. to be held on June 15, 2022 at 9:00 AM Eastern time at www.virtualshareholdermeeting.com/SHAK2022 or at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the 2022 Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side